EXECUTION COPY

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                             Contract Funding Corp.

                                     Seller

                            Gold Coast Finance, Inc.

                                Collection Agent

                                       and

                      SunAmerica Financial Resources, Inc.

                          Facility Agent and Purchaser

                     RECEIVABLES PURCHASE AND SALE AGREEMENT

                         Dated as of September 18, 1996





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                                TABLE OF CONTENTS

ARTICLE I   DEFINITIONS.......................................................1

      Section 1.1   Certain Defined Terms.....................................1

      Section 1.2   Other Terms...............................................16

      Section 1.3   Computation of Time Periods...............................17

ARTICLE II   AMOUNTS AND TERMS OF THE PURCHASES...............................17

      Section 2.1   Facility; Assignment......................................17

      Section 2.2   Making Purchases..........................................17

      Section 2.3   Increase of the Commitment................................18

      Section 2.4   Purchased Interest........................................18

      Section 2.5   Settlement Procedures During Revolving Period.............18

      Section 2.6   Settlement Procedures During Amortization Period..........19

      Section 2.7   General Settlement Procedures.............................20

      Section 2.8   Payments and Computations, Etc............................21

      Section 2.9   Seller's Payment of Yield, Capital and Fees...............21

      Section 2.10  Increased Costs...........................................22

      Section 2.11  Increased Capital.........................................22

      Section 2.12  Taxes.....................................................23

      Section 2.13  Extensions of Stated Termination Date.....................24

      Section 2.14  Grant of Security Interest................................24

ARTICLE III   CONDITIONS OF PURCHASES.........................................25

      Section 3.1   Condition Precedent to Initial Purchase...................25

      Section 3.2   Conditions Precedent to All Purchases and Reinvestments...28

ARTICLE IV   REPRESENTATIONS AND WARRANTIES...................................29


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      Section 4.1   Representations and Warranties of the Seller..............29

ARTICLE V   GENERAL COVENANTS OF THE SELLER...................................31

      Section 5.1   Affirmative Covenants of the Seller.......................31

      Section 5.2   Reporting Requirements of the Seller......................34

      Section 5.3   Negative Covenants of the Seller..........................36

ARTICLE VI   ADMINISTRATION AND COLLECTION....................................37

      Section 6.1   Establishment of Accounts.................................37

      Section 6.2   Designation of Collection Agent...........................38

      Section 6.3   Standard of Care; Inspection; Audits......................38

      Section 6.4   Duties of Collection Agent................................39

      Section 6.7   Further Action Evidencing Purchases.......................43

      Section 6.8   Cost and Expenses of Collection Agent.....................44

      Section 6.9   Collection Agent Not to Resign............................44

      Section 6.10  Representations and Warranties of the Collection Agent....44

ARTICLE VII   EVENTS OF INVESTMENT INELIGIBILITY..............................45

      Section 7.1   Events of Investment Ineligibility........................45

ARTICLE VIII   COLLECTION AGENT DEFAULTS......................................49

      Section 8.1   Collection Agent Defaults.................................49

ARTICLE IX   THE FACILITY AGENT...............................................51

      Section 9.1   Authorization and Action..................................51

      Section 9.2   Facility Agent's Reliance, Etc............................51

      Section 9.3   Indemnification...........................................52

ARTICLE X   ASSIGNMENTS OF PURCHASED INTERESTS................................53

      Section 10.1  Assignment................................................53


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      Section 10.2  Annotation of Assignment..................................53

ARTICLE XI   GRANT OF SECURITY INTEREST.......................................53

      Section 11.1  Grant of Security Interest................................53

      Section 11.2  Security for Obligations..................................53

      Section 11.3  Seller Remains Liable.....................................53

      Section 11.4  Further Assurances........................................54

      Section 11.5  Payments With Respect to Collateral.......................54

      Section 11.6  Facility Agent May Perform................................54

      Section 11.7  The Facility Agent's Duties...............................55

      Section 11.8  Remedies..................................................55

ARTICLE  XII   INDEMNIFICATION................................................55

      Section 12.1  Indemnities by the Seller.................................55

      Section 12.2  Indemnities by the Collection Agent.......................57

ARTICLE XIII   MISCELLANEOUS..................................................57

      Section 13.1  Amendments, Etc...........................................57

      Section 13.2  Notices, Etc..............................................58

      Section 13.3  No Waiver; Remedies.......................................58

      Section 13.4  Binding Effect; Assignability.............................58

      Section 13.4  Binding Effect; Assignability.............................58

      Section 13.6  Costs, Expenses and Taxes.................................58

      Section 13.7  Confidentiality...........................................59

      Section 13.8  Execution in Counterparts; Severability...................60

      Section 13.9  Release...................................................60

      Section 13.10 Consent to Jurisdiction; Waiver of Jury Trial.............60


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                                    EXHIBITS

Exhibit A       Assignment

Exhibit B       Purchaser Report

Exhibit C       Approved Insurer List

Exhibit D       Insurance Carrier Exposure Report

Exhibit E       Opinion of Counsel

Exhibit F       Receivables Origination Agreement

Exhibit G       USA Guaranty

Exhibit H       Consent and Agreement

                                    SCHEDULES

Schedule I      Form of Contract

Schedule II     Approved Indebtedness

Schedule III    Procedures


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            This RECEIVABLES PURCHASE AND SALE AGREEMENT (this "Agreement")
dated as of September 18, 1996 is among CONTRACT FUNDING CORP., a Delaware corporation (the "Seller"), GOLD COAST FINANCE, INC., a Florida corporation ("Gold Coast"), and SUNAMERICA FINANCIAL RESOURCES, INC., a Delaware corporation ("Purchaser" and, in its capacity as agent for Purchaser, together with its successors, "Facility Agent").

            PRELIMINARY STATEMENTS:

            (1) Certain terms which are capitalized and used throughout this Agreement (in addition to those defined above) are defined in Article I of this Agreement.

            (2) The Seller owns Receivables which the Seller intends to sell to Purchaser from time to time.

            (3) Purchaser desires to purchase Pool Receivables from the Seller as provided herein.

            (4) In consideration of the reinvestment in Receivables of daily Collections, the Seller will sell to Purchaser additional Receivables as part of the Purchased Interest until such reinvestment is terminated. It is intended that such daily reinvestment of Collections be effected by an automatic daily adjustment to the Purchased Interest.

            (5) Gold Coast is willing to act as initial Collection Agent.

            (6) SunAmerica Financial Resources, Inc. is willing to act as Facility Agent.

            NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

            Section 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Adjusted Rate" for any Fixed Period means an interest rate per annum equal to 2.85% per annum above the LIBO Rate for such Fixed Period; provided, however, that if either (i) the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority asserts that it is unlawful for Purchaser or any successive Assignee to obtain funds in the London interbank market during such Fixed Period or (ii) Citibank is unable for any reason to establish its LIBO Rate for such Fixed Period or (iii) the LIBO Rate will not adequately reflect the cost to such Purchaser

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or any successive Assignee of making a Purchase of or maintaining the Purchased
Interest during such Fixed Period, then the "Adjusted Rate" for such Fixed Period shall be an interest rate per annum equal the Alternate Base Rate plus 2.25% in effect from time to time; provided, further, however, that the Facility Agent and the Seller may agree in writing from time to time upon a different "Adjusted Rate".

            "Adjusted Tangible Net Worth" means total assets excluding goodwill and other intangibles minus total liabilities, as determined in accordance with generally accepted accounting principles, plus any Permitted Subordinated Debt.

            "Adverse Claim" means a lien, security interest or other charge or encumbrance, or other type of preferential arrangement having the practical effect of a lien or security interest.

            "Affiliate" means as to any Person, any other Person that (x) directly or indirectly, is in control of, is controlled by or is under common control with such Person or (y) is a director or officer of such Person or of any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person.

            "Affiliated Obligor" means any Obligor which is an Affiliate of another Obligor.

            "Alternate Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the higher of:

            (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time as Citibank's base rate; or

            (b) 1/2 of one percent above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent.

            "Amortization Period" means the period from, and including, the Termination Date to, and including, the Collection Date.

            "Approved Insurer" means (i) an insurance company approved by Purchaser in its discretion and listed on the Approved Insurer List and (ii) an insurance company (or related group of insurers) (other than insurance companies organized outside of the United States of America, Canada or Europe) as to which the Outstanding Balance of all Receivables relating thereto as a percentage of the Outstanding Balance of all Pool Receivables is less than 0.5%.


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            "Approved Insurer List" means a list prepared by the Facility Agent listing all Approved Insurers from time to time and designating each Approved Insurer as a Level 1, Level 2, Level 3 or Level 4 Insurer, the initial list of which is attached as Exhibit C, as such list may be amended, modified or supplemented from time to time pursuant to Section 6.5(c). Each related group of insurers will be designated the same Level and each Approved Insurer described in clause (ii) of the definition of "Approved Insurer" will be designated as a Level 3 Insurer (unless otherwise specified from time to time by the Facility Agent).

            "Assignee" means an assignee of Purchaser's rights and obligations hereunder (or any portion thereof) including without limitation the Purchased Interest (or any portion thereof).

            "Assignment" means an assignment by the Seller to the Facility Agent for the benefit of Purchaser, in substantially the form of Exhibit A hereto, evidencing the sale of the Receivables and the Purchased Interest.

            "Auditor" means a firm of nationally recognized independent certified public accountants selected by the Seller and approved by the Facility Agent in the exercise of its reasonable discretion.

            "Business Day" means any day on which banks are not authorized or required to close in New York City or Los Angeles, California and, if the applicable Business Day relates to any computation made with respect to the LIBO Rate, any day on which dealings are carried on in the London interbank market.

            "Capital" means, with respect to the Purchased Interest, the original amount paid to the Seller for Pool Receivables at the time of their acquisition by Purchaser pursuant to Sections 2.1 and 2.2 reduced from time to time by Collections received and distributed on account of such Capital pursuant to Section 2.6; provided, however, that if such Capital shall have been reduced by any distribution of any portion of Collections and thereafter such distribution is rescinded or must otherwise be returned to any Selling Party, any Obligor or any other Person for any reason, such Capital shall be increased by the amount of such distribution, all as though such distribution had not been made.

            "Citibank" means Citibank, N.A., a national banking association.

            "Collateralized Portion" means, as at any date of determination with respect to any Receivable, the amount equal to the Outstanding Balance of such Receivable minus the Uncollateralized Portion of such Receivable.

            "Collection Account" means the special account (account number 0601001020540) of the Facility Agent for the benefit of Purchaser maintained at the office of SunTrust Bank, Miami, N.A.

            "Collection Agent" means at any time the Person (including the Facility Agent) then authorized pursuant to Article VI to service, administer and collect Pool Receivables.


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            "Collection Agent Default" has the meaning specified in Section 8.1.

            "Collection Agent Fee" has the meaning specified in Section 2.9.

            "Collection Date" means the date following the Termination Date on which the aggregate outstanding Capital shall have been reduced to zero and each of the Facility Agent, the Collection Agent, Purchaser and the Indemnified Parties shall have received all Yield, Capital, Collection Agent Fee and other fees and other amounts payable to it hereunder with respect to the Purchased Interest or otherwise.

            "Collections" means, with respect to any Pool Receivable, all cash collections and other cash proceeds of or related to such Pool Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Pool Receivable, and any Collection of such Pool Receivable deemed to have been received pursuant to Section 2.7 or 2.9(b).

            "Commitment" means $25,000,000 as such amount may be increased pursuant to Section 2.3.

            "Concentration Limit" means at any time, for any Obligor, 0.25%; provided, however, that in the case of an Obligor with any Affiliated Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliated Obligor are one Obligor.

            "Consent and Agreement" means the Consent and Agreement dated the date hereof among the Originators and the Seller, substantially in the form of Exhibit H hereto.

            "Contract" means an agreement between an Originator and an Obligor, in substantially the form of one of the forms of written contract set forth in
Schedule I hereto or otherwise approved from time to time by the Facility Agent and in each case is approved for use in the applicable jurisdiction by the applicable governmental authority, if required by law or such governmental authority and complies with all applicable laws of the applicable jurisdiction pursuant to or under which such Obligor shall be obligated to repay the Originator's financing of such Obligor's insurance premiums.

            "CP Rate" for any Fixed Period means the rate per annum, as determined on each day of such Fixed Period by Purchaser, equal to the sum of
(i) the rate applicable to 30-day commercial paper (high-grade unsecured notes sold by dealers) as reported in The Wall Street Journal plus (ii) 2.75%. For any Saturday, Sunday or other day on which The Wall Street Journal is not published, the rate described in clause (i) shall be the last rate so reported.

            "Credit and Collection Policy" means the Seller's credit and collection policies and practices in effect on the date of the initial Purchase and as modified and supplemented by the credit and collection policies and practices listed on Schedule III hereto relating to Contracts and Receivables of the Seller, as modified in compliance with Section 5.3(g).

            "Debt" means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have


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been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above, and (vi) any other indebtedness which would be classified as debt under generally accepted accounting principles including asset sales with recourse.

            "Default Ratio" means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Pool Receivables that were Defaulted Receivables on such date or would have been Defaulted Receivables on such date had they not been written off the books of the Seller during such month by (ii) the aggregate Outstanding Balance of all Pool Receivables on such date.

            "Defaulted Receivable" means a Receivable:

            (i) as to which any payment, or part thereof, remains unpaid for 121 days or more from the date of cancellation of the Related Policy;

            (ii) as to which any payment, or part thereof, remains unpaid for 151 days or more from the date due where the Related Policy has not been cancelled;

            (iii) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 7.1(g), unless such Receivable arose after such action was taken or such event occurred; or

            (iv) which, consistent with the Credit and Collection Policy, has been or would be written off the Seller's books as uncollectible.

            "Delinquency Ratio" means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables at the end of such month by (ii) the aggregate Outstanding Balance of all Pool Receivables on such date.

            "Delinquent Receivable" means a Receivable that is not a Defaulted Receivable and:

            (i) as to which any payment, or part thereof, remains unpaid after the date of cancellation of the Related Policy;

            (ii) as to which any payment, or part thereof, remains unpaid for 31 days or more from the date due where the Related Policy has not been cancelled; or

            (iii) which, consistent with the Credit and Collection Policy, has been or would be classified as delinquent by the Seller.

            "Designated Obligor" means, at any time, each Obligor; provided, however, that any Obligor shall cease to be a Designated Obligor upon at least three Business Days' notice by


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the Facility Agent to the Seller based upon credit or other considerations applicable to such Obligor which could materially adversely affect the collectibility of any Receivable owed by such Obligor.

            "Eligible Receivable" means, at any time, a Receivable:

            (i) the Obligor of which is a United States resident, is not an Affiliate of any of the parties hereto or of any Selling Party, and is not a federal government or a federal governmental subdivision or agency;

            (ii) the Obligor of which at the time of the initial creation of an interest therein hereunder is a Designated Obligor;

            (iii) the Outstanding Balance of which, when combined with the aggregate Outstanding Balance of all other Pool Receivables owed by the Obligor of such Receivable at such time, does not exceed the Special Concentration Limit, if any, at such time for such Obligor or, if none, the product of the Concentration Limit multiplied by the aggregate Outstanding Balance of the Pool Receivables which are Eligible Receivables at such time;

            (iv) which is not a Defaulted Receivable, and which at the time of the initial creation of an interest therein hereunder is not a Delinquent Receivable;

            (v) the Related Policy of which (A) is a valid (i.e., policy number issued or insurer bound to issue), short-term (not more than one year) insurance policy written by an Approved Insurer and (B) permits cancellation on not more than 30 days' notice (except where longer notice is required by law);

            (vi) the Uncollateralized Portion of which, when combined with the Uncollateralized Portion of all other Receivables, does not exceed the lesser of (i) 25% of the Adjusted Tangible Net Worth of USA Finance on a consolidated basis and (ii) 10% of the aggregate Outstanding Balance of the Pool Receivables which are Eligible Receivables at such time;

            (vii) in respect of which, according to the Contract related thereto, the first installment payment is due no more than 30 days after the effective date of the Related Policy;

            (viii) a purchase of which with the proceeds of notes would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended;

            (ix) which is an "account," a "general intangible" or "chattel paper" within the meaning Section 9-105 or 9-106, as applicable, of the UCC of the jurisdiction the law of which governs the perfection of the interest created by a Purchased Interest;


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            (x) which is denominated and payable only in United States dollars in the United States, and is payable by an Obligor under a Contract;

            (xi) which arises under a Contract which has been duly authorized and which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms and is not subject to any dispute, offset, counter-claim or defense whatsoever (except the discharge in bankruptcy of such Obligor);

            (xii) which, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to insurance, usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation;

            (xiii) which is, immediately prior to the time of the initial creation of an interest therein hereunder, legally and beneficially owned by the Seller free and clear of any Adverse Claim except as created or permitted hereunder, and the assignment of which hereunder is not prohibited by the applicable Contract or any Related Security with respect thereto or applicable law;

            (xiv) which satisfies in all material respects the Credit and Collection Policy, including without limitation all requirements as to the selection of the agency and underwriter for all insurance policies issued to Obligors;

            (xv) which is secured by a first priority perfected security interest in unearned and return insurance premiums payable by an Approved Insurer relating to such Receivable; provided (A) in the case of a Related Insurer that is a Level 1 Insurer, that the Outstanding Balance of such Receivable, when combined with the aggregate Outstanding Balance of all other Receivables which are so secured by such unearned and return premiums payable by such Level 1 Insurer, does not exceed 20% of the aggregate Outstanding Balance of the Pool Receivables which are Eligible Receivables at such time, (B) in the case of a Related Insurer that is a Level 2 Insurer, that the Outstanding Balance of such Receivable, when combined with the aggregate Outstanding Balance of all other Receivables which are so secured by such unearned and return premiums payable by such Level 2 Insurer, does not exceed 12% of the aggregate Outstanding Balance of the Pool Receivables which are Eligible Receivables at such time, (C) in the case of a Related Insurer that is a Level 3 Insurer, that the Outstanding Balance of such Receivable, when combined with the aggregate Outstanding Balance of all other Receivables which are so secured by such unearned and return premiums payable by such Level 3 Insurer, does not exceed 10% of the aggregate Outstanding Balance of the Pool Receivables which are Eligible Receivables at such time, and (D) in the case of a Related Insurer that is a Level 4 Insurer, that the Outstanding Balance of such Receivable, when combined with the aggregate


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      Outstanding Balance of all other Receivables which are so secured by such unearned and return premiums payable by such Level 4 Insurer, does not exceed 2% of the aggregate Outstanding Balance of the Pool Receivables which are Eligible Receivables at such time; and provided, further, until March 31, 1997, Receivables arising from loans for other than personal, family or household purposes shall be deemed Eligible Receivables if they would otherwise qualify as Eligible Receivables (but for this clause(xv)) and do not exceed, in the aggregate, 5% of the aggregate Outstanding Balance of all Pool Receivables;

            (xvi) as to which, at or prior to the time of the initial creation of an interest therein hereunder, the Facility Agent has not notified the Seller that the Facility Agent has determined in its sole reasonable discretion based on reasonable credit considerations reasonably applied that such Receivable (or class of Receivables) is not acceptable for purchase by Purchaser hereunder;

            (xvii) (A) where the Related Insurer relating to such Receiveable is not incorporated in any state of the United States of America or the District of Columbia (an "alien insurer"), and the proceeds of the financing giving rise to such Receivable have been paid solely to a licensed surplus lines broker who is the direct contact with the foreign broker representing the alien insurer, or (B) (i) where the Related Insurer relating to such Receiveable incorporated in any state of the United States of America or the District of Columbia and the proceeds of the financing giving rise to such Receivable have been paid solely to the Related Insurer, its authorized agent or any other Person authorized in writing by the Related Insurer to receive payment on behalf of such Related Insurer or (ii) evidencing a financing of premiums for insurance policies for other than personal, family or household purposes, where the proceeds of the financing giving rise to such Receivables have been paid to a Person not authorized to receive payments of premiums on behalf of a Related Insurer, applicable notices are sent to all parties as specified in item 2 of Schedule III and the Related Insurer, its agent or a person authorized by such Related Insurer to receive payments on behalf of such insurer has actually received such financing proceeds; and

            (xviii) which arises from the financing of a single premium of $50,000 or more with respect to a Related Policy issued by a Related Insurer or of multiple premiums aggregating $50,000 or more with respect to Related Policies issued by Related Insurers in the same affiliated group as long as written verification from such Related Insurer(s) verifying the existence of such polic(ies), the amount of such premium(s), the name and address of the insured and other relevant policy details has been obtained by the applicable Originators.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "Estimated Unearned Premium" means, as at any date of determination with respect to any Eligible Receivable, (i) in the case of a Related Insurer that is not in conservatorship, liquidation or similar proceedings and where no action has been initiated to


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

place such Related Insurer in conservatorship, liquidation or similar proceedings, the amount of the unearned or returned premium securing payment of the loan or other financing which gave rise to such Receivable (based on a pro rata return) that would exist on the date that is (a) 15 days after the date on which the next installment of such loan or other financing is due (in other words, the number of days from the applicable date of determination to the date the applicable Related Insurer would be expected to receive a request for cancellation of the Related Policy(ies) assuming the next installment of such loan or other financing is not paid (or, if later, the date that is the requested cancellation date) plus the average number of days before such Related Insurer is expected to actually cancel such Related Policy(ies) plus (b) if the Related Policy(ies) require that any third party be notified of any cancellation of such Related Policy(ies), the number of days notice required to be given to such third party before such Related Policy(ies) may be cancelled plus 10 days (such 10 days being the current average estimated time for issuance of such third party notices by the Related Insurer after receipt of the cancellation request) or (ii) in the case of all other Related Insurers the present value (calculated as of the date determined pursuant to the clause (i) above) of the amount of any right, if any, to receive state guaranty fund reimbursements in respect of the Related Policy(ies).

            "Eurodollar Reserve Percentage" of Citibank means, for any Fixed Period, the reserve percentage applicable during such Fixed Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or, if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Fixed Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement), for Citbank in respect of liabilities or assets consisting of or including Eurocurrency liabilities (as that term is defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time) having a term equal to such Fixed Period.

            "Event of Investment Ineligibility" has the meaning specified in
Section 7.1.

            "Event of Purchase Ineligibility" means any failure to satisfy the condition set forth in Section 3.2(b)(iii).

            "Facility" means the agreement of Purchaser to make Purchases pursuant to Article II.

            "Facility Agent" has the meaning specified in the preamble to this Agreement.

            "Facility Fee" has the meaning specified in Section 2.9.

            "Facility Termination Date" means the earliest to occur of (i) the Stated Termination Date, (ii) the date of termination of the Facility pursuant to Section 7.1, or (iii) the date of termination of the principal funding sources of Purchaser for the sale of new or additional Receivables by Purchaser and its Affiliates.

            "Fixed Period" means, with respect to the Purchased Interest, (A)
(i) when Yield is computed by reference to the CP Rate (1) initially the period commencing on the date of a

Purchase and ending on the last day of the calendar month in which the Purchase was made and (2) thereafter a calendar month or (ii) when Yield is computed by reference to the Adjusted Rate one month or such lesser period selected by the Facility Agent provided, however, that: (I) the first Fixed Period shall begin on the day the initial Purchase is made and end on the last day of the calendar month in which such Purchase was made; and (II) in the case of any Fixed Period for the Purchased Interest which commences before the Termination Date and would otherwise end on a date occurring after the Termination Date, such Fixed Period shall end on the Termination Date and the duration of each Fixed Period which commences on or after the Termination Date shall be of such duration as shall be selected by the Facility Agent, or (B) such other period not exceeding sixty days, unless mutually agreed, as selected by the Facility Agent.

            "Gold Coast" has the meaning specified in the Preliminary Statements to this Agreement.

            "Indemnified Party" means any one of Purchaser, any Assignee thereof (and such Assignee's assignees), any participant of any Assignee (or such Assignee's assignee), the Facility Agent, its assignees or any Affiliate of any thereof, and "Indemnified Parties" means all of Purchaser, such Assignee(s) (and assignee(s) thereof), participants, the Facility Agent and such Affiliates and their respective assignees.

            "Insurance Carrier Exposure Report" means a report, in substantially the form of Exhibit D hereto, furnished by the Collection Agent to the Facility Agent and Purchaser pursuant to Section 6.4.

            "Interest Account" has the meaning specified in Section 6.1. "Interest Collections" means, with respect to any Pool Receivable, any Collections in respect of any interest, late fees or other charges accrued on the loan giving rise to such Pool Receivable as determined pursuant to the procedures set forth in Section 2.7.

            "Level 1 Insurer," "Level 2 Insurer," "Level 3 Insurer," and "Level 4 Insurer," as applicable, means an Approved Insurer which Purchaser in its sole reasonable discretion, based upon A.M. Best Company, Inc. or other applicable ratings and credit and other considerations deemed relevant or appropriate from time to time by Purchaser, designates (as evidenced by the Approved Insurer
List) as a "Level 1 Insurer," "Level 2 Insurer," "Level 3 Insurer," or "Level 4 Insurer," as the case may be. As a general principle, for purposes of this Agreement, subject to other applicable ratings, credit and other considerations referred to above, insurance companies with A.M. Best ratings of "A+" and "A" will be designated as Level 1 Insurers, insurance companies with A.M. Best ratings of "A-" and "B+" will be designated as Level 2 Insurers, insurance companies with A.M. Best ratings of "B" and "B-" will be designated as Level 3 Insurers, and insurance companies with A.M. Best ratings below "B-" will be designated as Level 4 Insurers. The Seller acknowledges that, as a result of the application of such other ratings and considerations by Purchaser, insurance companies may be designated above or below the Level that would generally apply to such insurance companies based on A.M. Best ratings.

            "LIBO Rate" means, for any Fixed Period in respect of which Yield is computed by reference to the Adjusted Rate, an interest rate per annum equal to the rate per annum obtained by dividing (i) the rate at which deposits in U.S. dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Fixed Period for a period equal to such Fixed Period by (ii) a percentage equal to 100% minus Citibank's Eurodollar Reserve Percentage for such Fixed Period.

            "Liquidation Day" for the Purchased Interest means either (i) each day during any Settlement Period on which the conditions set forth in Section
3.2 are not satisfied (and such failure of conditions is not waived by Purchaser), provided that such conditions are also not satisfied (and such failure of conditions is not waived by Purchaser) on any succeeding day during such Settlement Period, or (ii) each day which occurs on or after the Termination Date.

            "Liquidation Fee" means, for the Purchased Interest for any Fixed Period during which any Liquidation Day or Termination Date occurs, the amount, if any, by which (i) the additional Yield (calculated without taking into account any Liquidation Fee) which would have accrued on the reductions of Capital during such Fixed Period (as so computed) if such reductions had remained as Capital, exceeds (ii) the income, if any, received by Purchaser from Purchaser's investing the proceeds of such reductions of Capital.

            "Loss-to-Liquidation Ratio" means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) an amount equal to the aggregate Outstanding Balance of all Pool Receivables written off by the Seller, or which should have been written off by the Seller, in accordance with the Credit and Collection Policy during the 6-month period ending on such date, such aggregate Outstanding Balance having been reduced by the aggregate amount of Collections in respect of such Pool Receivables during such 6-month period, by (ii) the aggregate amount of Collections of principal received during such 6-month period with respect to Pool Receivables. The amount written off or which should have been written off shall equal the sum of the principal, earned income and late charges with respect to the applicable Receivable.

            "National-Wide" means National-Wide Premium Finance Corporation, a Florida corporation.

            "Net Receivables Pool Balance" means at any time the product equal to the Outstanding Balance of the Pool Receivables in the Receivables Pool at such time multiplied by the applicable Receivables Purchase Rate reduced by the sum of (i) the aggregate Outstanding Balance of the Defaulted Receivables in the Receivables Pool at such time, (ii) if at such time the product of (A) the most recent Portfolio Yield Percentage multiplied by (B) the percentage obtained by dividing the dollar weighted average of the respective lengths of the remaining terms of the respective Pool Receivables at such time expressed in number of months (but in no event to exceed 12) by 12 is a percentage that is less than 6%, an amount equal to (1) the difference between 6% and such product multiplied by (2) the aggregate Outstanding Balance of Pool Receivables at such time, (iii) unearned income on the Pool Receivables, (iv) unfunded amounts under Contracts relating to Pool Receivables and (v) the aggregate

Uncollateralized Portion of all Pool Receivables in excess of 1% of the aggregate Outstanding Balance of all Pool Receivables at such time, and increased by 50% of the aggregate amount of drafts funded by an Originator within 10 days prior to the date of determination and for which Contracts have not yet been received by the applicable Originator.

            "Obligor" means a Person obligated to make payments pursuant to a Contract.

            "Originator" means Gold Coast or National-Wide and "Originators" mean Gold Coast and National-Wide.

            "Origination Agreement" means the Receivables Origination Agreement dated the date hereof among the Originators and the Seller, substantially in the form of Exhibit F hereto.

            "Other Taxes" has the meaning specified in Section 2.12(b).

            "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

            "Permitted Subordinated Debt" means (A) indebtedness of USA Finance listed on Schedule II hereto and as to which the holder of such indebtedness has executed and delivered to Facility Agent an acknowledgement of subordination in a form acceptable to Facility Agent and (B) indebtedness of USA Finance, Gold Coast or National-Wide which (i) matures no earlier than one year from its date of issuance, (ii) requires no principal payments of any kind prior to one year from date of issuance, (iii) has an interest rate not in excess of 15% and (iv) contains subordination provisions no less favorable to Purchaser than the subordination provisions in the indebtedness listed on Schedule II hereto as modified and supplemented by the acknowledgement of subordination referred to in clause (A).

            "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

            "Pool Receivable" means a Receivable in the Receivables Pool.

            "Portfolio Yield Percentage" means the percentage computed as of the last day of each calendar month by dividing (i) the product of (A) the aggregate amount of the Interest Collections during such month multiplied by (B) 12, by
(ii) the aggregate Outstanding Balance of all Pool Receivables on such date.

            "Principal Account" has the meaning specified in Section 6.1.

            "Principal Collections" means all Collections other than Interest Collections.

            "Provisional Liquidation Day" means any day which could be a Liquidation Day but for the proviso in clause (i) of the definition of "Liquidation Day."

            "Purchase" means a purchase by Purchaser of Pool Receivables from the Seller pursuant to Article II.

            "Purchase Documents" means this Agreement, the Assignment, the Consent and Agreement, the Origination Agreement, the Rights Agreement, the USA Guaranty and any other agreement, document or instrument at any time furnished or delivered pursuant hereto or in connection herewith or in furtherance of this Agreement, in each case as amended, supplemented or otherwise modified from time to time.

            "Purchased Interest" means, at any time, the interest at such time of Purchaser or any successive Assignee thereof, in (i) all Receivables now existing and hereafter arising, (ii) all Related Security with respect to such Receivables and (iii) all Collections with respect to, and other proceeds of, such Receivables. The Purchased Interest shall be determined from time to time pursuant to the provisions of Section 2.4.

            "Purchaser Rate" for any Fixed Period means the CP Rate for such Fixed Period; provided, however, that if Purchaser shall not, at any time and for any reason, directly or indirectly, fund its Purchase or maintenance of such Purchased Interest for such Fixed Period by reference to short-term commercial paper rates the "Purchaser Rate" for such Fixed Period shall then be the Adjusted Rate.

            "Purchaser Report" means a report, in substantially the form of Exhibit B hereto, furnished by the Collection Agent to the Facility Agent and Purchaser pursuant to Section 6.4.

            "Receivable" means the indebtedness of any Obligor under a Contract arising from the making of loans by an Originator to purchasers or prospective purchasers of insurance from any insurer and includes the right to payment of any interest, late charges or finance charges and other obligations of such Obligor with respect thereto.

            "Receivables Pool" means at any time the aggregation of each then outstanding Receivable in respect of which the Obligor is a Designated Obligor or, as to any Receivable in existence on such date, was a Designated Obligor on the date of any Purchase or reinvestment pursuant to Section 2.5.

            "Receivables Purchase Rate" means (i) with respect to any Receivable as to which the Related Policy is issued by a Level 1 Insurer, 95%, (ii) with respect to any Receivable as to which the Related Policy is issued by a Level 2 Insurer, 90%, (iii) with respect to any Receivable as to which the Related Policy is issued by a Level 3 Insurer, 85%, and (iv) with respect to any Receivable as to which the Related Policy is issued by a Level 4 Insurer, 75%.

            "Reinvestment Termination Date" means that Business Day which the Seller designates or, if the conditions precedent in Section 3.2 are not satisfied such Business Day which the Facility Agent designates, as the Reinvestment Termination Date for such Purchased Interests by notice to the Facility Agent and Purchaser (if the Seller so designates) at least three Business Days prior to such Business Day, or to the Seller and Purchaser (if the Facility Agent so designates) at least one Business Day prior to such Business Day; provided, that if the Seller so designates such Reinvestment Termination Date as a direct result of Purchaser's rejection of a bona fide request by the Seller to increase the Commitment pursuant to and in accordance with Section 2.3, then the Reinvestment Termination Date shall occur on the earliest of: (1) the date any Selling Party enters into an agreement to finance or sell Receivables; (2) the date which is 120 days after the date Purchaser rejects such request; and (3) the date on which any other Termination Date occurs.

            "Related Insurer" means, in relation to any Pool Receivable, any insurer that issued or is to issue insurance with respect to which the loan giving rise to such Pool Receivable was made.

            "Related Policy" means with respect to any Receivable the insurance policy the unearned and return insurance premiums under which secure the payment of such Receivable.

            "Related Security" means with respect to any Receivable:

            (i) all of the interest of the Seller in any right to receive payment from a Related Insurer in respect of unearned or return insurance premiums, and in respect of loss payments which reduce such premiums, securing payment of the loan or other financing which gave rise to such Receivable, and any right to receive state guaranty fund reimbursements in respect of any Related Insurer;

            (ii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable; and

            (iii) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise, and all rights of the Seller under the Origination Agreement.

            "Responsible Officer" means any of the following officers of any Selling Party: the chairman, the chief executive officer, the president, the chief financial officer, the chief operating officer, the chief investment officer, the controller or the treasurer, or any officer performing substantially the same function as any of the officers listed above.

            "Restricted Payment" means:

            (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of the Seller now or hereafter outstanding, except a dividend payable solely in shares of that class of capital stock to the holders of that class;

            (ii) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of the Seller now or hereafter outstanding;

            (iii) any payment or prepayment of principal of, premium, if any, or interest on, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Debt of the Seller; and

            (iv) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of the Seller now or hereafter outstanding.

            "Revolving Period" means the period from, and including, the date of the initial Purchase to, but not including, the Termination Date.

            "Rights Agreement" means that certain Rights Agreement dated as of September 18, 1996 among Gold Coast, National-Wide, USA Finance and the Purchaser. "Selling Party" means the Seller or any Originator or USA Finance and "Selling Parties" means all of the Seller, the Originators and USA Finance.

            "Service Termination Notice" has the meaning specified in Section
8.1.

            "Service Transfer" has the meaning specified in Section 8.1.

            "Settlement Period" means each period commencing on the first day of each Fixed Period and ending on the last day of such Fixed Period, and, on and after the Termination Date, such period (including, without limitation, a period of one day) as shall be selected from time to time by the Facility Agent or, in the absence of any such selection, each period of thirty days from the last day of the immediately preceding Settlement Period.

            "Special Concentration Limit" for any Obligor means at any time such dollar amount specified for such Obligor by the Facility Agent, collectively, in writing delivered to the Seller; provided, however, that the Facility Agent may cancel or modify any Special Concentration Limit upon at least three Business Days' notice to the Seller.

            "Standard Amortization Period" means an Amortization Period which results solely from (i) the Seller's designation of a Reinvestment Termination Date as a direct result of Purchaser's rejection of a bona fide request by the Seller to increase the Commitment pursuant to and in accordance with Section 2.3 or (ii) a notice from the Facility Agent pursuant to Section 3.2(b)(iii) which notice is delivered as a result of Purchaser's institutional decision to no longer purchase assets such as the Receivables.

            "Stated Termination Date" means September 30, 1999, as the same may be extended pursuant to Section 2.13.

            "Tangible Net Worth" means total assets excluding goodwill and other intangibles minus total liabilities, as determined in accordance with generally accepted accounting principles.

            "Taxes" has the meaning specified in Section 2.12(a).

            "Termination Date" means the earlier of (i) the Reinvestment Termination Date and (ii) the Facility Termination Date.

            "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

            "Uncollateralized Portion" means, as at any date of determination with respect to any Receivable, the amount, if any, by which the Outstanding Balance of such Receivable is less than the Estimated Unearned Premium.

            "USA Finance" means USA Finance, Inc., a Delaware corporation.

            "USA Guaranty" means the USA Guaranty dated the date hereof made by USA Finance in favor of the Facility Agent, Purchaser and the Indemnified Parties, substantially in the form of Exhibit G hereto.

            "Yield" means for the Purchased Interest for any Fixed Period, the product of

                                PR x C x ED + LF
                                ----------------
                                       BI

      where:

            PR = the Purchaser Rate for the Purchased Interest for such Fixed Period;

             C = the Capital of the Purchased Interest during such Fixed Period;

            BI = 360;

            ED = the actual number of days elapsed during such Fixed Period; and

            LF = the Liquidation Fee, if any, for the Purchased Interest for such Fixed Period; provided that to the extent any calculation of Yield includes a Liquidation Fee, the Facility Agent shall give notice to the Seller of such inclusion together with a calculation in reasonable detail of the Liquidation Fee (which calculation shall be conclusive and binding for all purposes, absent manifest error);

provided, however, that no provision of any Purchase Document shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; and provided, further, that Yield shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

            Section 1.2 Other Terms All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

            Section 1.3 Computation of Time Periods Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

                                   ARTICLE II
                       AMOUNTS AND TERMS OF THE PURCHASES

            Section 2.1 Facility; Assignment On the terms and conditions hereinafter set forth, Purchaser shall make Purchases from time to time during the Revolving Period. Under no circumstances shall Purchaser make any Purchase or the Seller request any Purchase if, after giving effect to such Purchase, the aggregate outstanding Capital would exceed the Commitment. In addition, under no circumstances shall Purchaser make any Purchase if, after giving effect to such Purchase, the aggregate outstanding Capital would equal or exceed the Net Receivables Pool Balance at such time. Purchaser shall, with the proceeds of Collections attributable to the Purchased Interest, reinvest pursuant to Section
2.5 in additional Receivables by making an appropriate readjustment of such Purchased Interest.

            On the date of the initial Purchase, the Seller hereby sells, assigns, transfers, and conveys to Facility Agent for the account of Purchaser and each successive Assignee pursuant to the Assignment, and the Purchased Interest shall include, (i) each and every Receivable now existing as well as each and every Receivable which may arise at any time after the date hereof,
(ii) all Related Security with respect to each such Receivable, (iii) each and every Collection with respect to each such Receivable and (iv) all proceeds, products or any other distributions of, from or in respect of any of the foregoing, including, without limitation, whatever is receivable or received when any of the foregoing is sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

            Section 2.2 Making Purchases The Seller may request Purchases no more than twice a week. Each Purchase by Purchaser shall be made on notice from the Seller to the Facility Agent, given not later than 2:00 P.M. (Los Angeles time) on the third Business Day before the date of such Purchase. Each such notice of a proposed Purchase shall be by telephone, telecopier, telex or cable (in the case of telephonic notice confirmed immediately in writing) and specifying (i) the aggregate Outstanding Balance of the Pool Receivables requested to be Purchased, (ii) the requested aggregate amount of Purchase (which shall be $250,000 or integral multiples of $100,000 in excess thereof) to be paid to the Seller and (iii) the requested Business Day of such Purchase. On the date of each Purchase, Purchaser shall, upon satisfaction of the applicable conditions set forth in Article III, make available to the Facility Agent an amount equal to such Purchase by deposit of such amount in same day funds to the Collection Account, and, after receipt by the Facility Agent of such funds, the Facility Agent will cause such funds to be made immediately available to the Seller by intrabank transfer to account number 060100102-0061 at SunTrust Bank, Miami, N.A. or by wire transfer of immediately available funds to such other account designated in writing by Seller to the Facility Agent.

            Each notice of a Purchase from the Seller delivered pursuant to this
Section 2.2 shall be irrevocable and binding on the Seller. The Seller shall indemnify Purchaser against any actual loss or expense incurred by Purchaser as a result of any failure to fulfill on or before the date of any Purchase the applicable conditions set forth in Article III which loss or expense arises as a result of any actual loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Purchaser to fund such Purchase when such Purchase, as a result of such failure, is not made on such date.

            Section 2.3 Increase of the Commitment The Seller may from time to time request Purchaser to increase the Commitment in increments of $5,000,000 up to an aggregate amount not to exceed $35,000,000 by delivering to the Facility Agent at least 30 calendar days' prior written notice of such request specifying the requested date and amount of such increase, accompanied by financial projections and other information supporting the requested increase, and Purchaser may, in its sole discretion, agree to such increase. Purchaser shall promptly notify the Facility Agent in writing whether it has determined to increase the Commitment and the conditions for such increase. If Purchaser determines to increase the Commitment, then upon the satisfaction of such conditions, each such increase shall automatically become effective without any further action by any party hereto or any other Person.

            Section 2.4 Purchased Interest Purchased Interest.

            The Purchased Interest shall be initially computed as of the opening of business of the Collection Agent on the date of the initial Purchase. Thereafter until the Termination Date, the Purchased Interest shall be automatically recomputed as of the close of business of the Collection Agent on each day (other than a Liquidation Day). The Purchased Interest shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made. The Purchased Interest, as computed as of the day immediately preceding the Termination Date, shall remain constant at all times on and after such Termination Date. The Purchased Interest shall become zero at such time as Purchaser shall have received all accrued Yield and shall have recovered all Capital and all other amounts owed hereunder by the Seller to Purchaser, and the Collection Agent shall have received the accrued Collection Agent Fee.

            Section 2.5 Settlement Procedures During Revolving Period During Revolving Period.

            (a) Daily Settlement. On each day (other than a Liquidation Day or a Provisional Liquidation Day) during each Settlement Period in the Revolving Period for the Purchased Interest, the Collection Agent shall: (i) deposit or cause to be deposited in the Collection Account Collections of all Pool Receivables received on the immediately preceding day, and (ii) direct the Facility Agent to (A) reinvest an amount equal to the amount of the estimated Principal Collections from such deposit, for the benefit of Purchaser, by recomputation of the Purchased Interest pursuant to Section 2.4 as of the end of such day, (B) transfer an amount equal to any remaining amount of the estimated Principal Collections to the Seller; provided, however, that, to the extent that the Facility Agent or Purchaser shall be required for any reason to pay over any amount of Collections which shall have been previously reinvested for the account of Purchaser pursuant hereto, such amount shall be deemed not to have been so applied but rather to have been retained by the Seller and paid over for the account of Purchaser and, notwithstanding any provision hereof to the contrary, Purchaser shall have a claim for such amount and (C) retain the amount of the Interest Collections from such deposit in the Interest Account.

            (b) Periodic Settlement. On the first day following each Settlement Period in the Revolving Period, the Collection Agent shall direct the Facility Agent to make the following distributions in the listed order of priority from amounts on deposit in the Interest Account and, to the extent not sufficient, in the Principal Account: (i) for the account of Purchaser the amount of the accrued Yield for such Settlement Period; (ii) the amount of any indemnities, costs, fees and other amounts owing to the Facility Agent, any Indemnified Party, Purchaser or the Collection Agent (if other than a Selling Party); (iii) to the Collection Agent, the amount of the accrued Collection Agent Fee; and
(iv) an amount equal to the amount of any remaining funds to the Seller; provided that, after the making of the distributions in clauses (i) and (ii) above, to the extent Capital exceeds the Net Receivables Pool Balance, amounts on deposit in the Principal Account and, to the extent such amounts in the Principal Account are not sufficient, in the Interest Account will be applied to reduce Capital to an amount equal to the Net Receivables Pool Balance.

            Section 2.6 Settlement Procedures During Amortization Period ing Amortization Period.

            (a) Daily Settlement. On each day (including a Liquidation Day and a Provisional Liquidation Day) during each Settlement Period in the Amortization Period for the Purchased Interest, the Collection Agent shall: (i) deposit or cause to be deposited in the Collection Account Collections of all Pool Receivables received on the immediately preceding day, and (ii) direct the Facility Agent to (A) retain the amount of the Principal Collections from such deposit in the Principal Account and (B) retain the amount of the Interest Collections from such deposit in the Interest Account; provided, however, if amounts are so retained pursuant to this Section 2.6(a) on any Provisional Liquidation Day which is subsequently determined not to be a Liquidation Day, such amounts shall be applied pursuant to Section 2.5(a) on the day of such subsequent determination.

            (b) Periodic Settlement. On the first day following each Settlement Period for the Purchased Interest during the Amortization Period, the Collection Agent shall direct the Facility Agent to make the following distributions in the listed order of priority from amounts on deposit in the Interest Account and the Principal Account:

            (i) to Purchaser, in reduction of Capital in an amount equal to the aggregate outstanding principal balance of Defaulted Receivables;

            (ii) to Purchaser, in payment of the accrued Yield;

            (iii) to Purchaser, Facility Agent and the Indemnified Parties, in payment of any other amounts (including indemnities, costs, fees and other amounts) owing to Purchaser, Facility Agent or the Indemnified Parties, including fees and expenses payable to any substitute Collection Agent and indemnities and fees and disbursements of counsel;

            (iv) to the Collection Agent, in payment of the accrued Collection Agent Fee and/or the fees of any substitute Collection Agent;

            (v) (A) in the case of an Amortization Period other than a Standard Amortization Period, (1) so long as no Collection Agent Default has occurred and is continuing and no Event of Investment Ineligibility has occurred, all remaining funds in the Principal Account and 50% of remaining funds in the Interest Account to Purchaser, in reduction of Capital, or (2) if a Collection Agent Default has occurred and is continuing or an Event of Investment Ineligibility has occurred, to Purchaser, all remaining funds in reduction (to zero) of Capital, and

            (B) in the case of a Standard Amortization Period, (1) so long as no Collection Agent Default has occurred and is continuing and no Event of Investment Ineligibility has occurred, 90% of remaining funds in the Principal Account to Purchaser, in reduction of Capital, or (2) if a Collection Agent Default has occurred and is continuing or an Event of Investment Ineligibility has occurred, to Purchaser all remaining funds in reduction (to zero) of Capital; and

            (vi) an amount equal to any remaining funds to the Seller.

            Section 2.7 General Settlement Procedures If on any day the Outstanding Balance of a Pool Receivable is either reduced or cancelled as a result of (i) any cancellation of a Contract prior to the date on which the Seller has made funds available to or for the account of any related Obligor, or
(ii) any prepayment by any Obligor of amounts payable to the Seller under a Contract, or (iii) any adjustment, or any other modification to, termination of, or rejection of, any Contract by any Selling Party or any Affiliate thereof (other than in the case of any adjustment or modification, in respect of a Pool Receivable which shall have remained unpaid for 26 days or more from the original due date therefor, made in accordance with the provisions of Section
6.4 by the Collection Agent), or (iv) a setoff in respect of any claim by the Obligor thereof against any Selling Party or any Affiliate thereof (whether such claim arises out of the same or a related transaction or an unrelated transaction), the Seller shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation and shall make the deposit required in connection therewith pursuant to Section 5.1(h) unless a different date is specified by the Facility Agent in which case such payment shall be made on such date specified by the Facility Agent. If on any day any of the representations or warranties in Section 4.1(h) is no longer true with respect to a Pool Receivable, the Seller shall be deemed to have received on such day a Collection in full of such Pool Receivable and shall make the deposit required in connection therewith pursuant to Section 5.1(h). Except as stated in the preceding sentences of this Section 2.7 or as otherwise required by law or the underlying Contract, all Collections received from an Obligor of any Receivable shall be applied (A) to Receivables then outstanding of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, except if payment is designated by such Obligor for application to specific Receivables, and (B) first, to principal and other amounts owed by such Obligor in respect of such Receivable other than accrued interest and late fees, and, second, to accrued interest and late fees in respect of such Receivable.

            Section 2.8 Payments and Computations, Etc All amounts to be paid or deposited by the Seller or the Collection Agent hereunder shall be paid or deposited in accordance with the terms hereof no later than 3:00 P.M. (Los Angeles time) on the day when due in lawful money of the United States of America in same day funds to the Collection Account, except for daily deposits of Collections by the Collection Agent pursuant to Section 6.4 which shall be deposited in the Collection Account no later than the Business Day of receipt in the form so received (with any necessary endorsement). The Seller shall, to the extent permitted by law, pay to the Facility Agent interest on all amounts not paid or deposited when due hereunder at the Alternate Base Rate plus 2.0%, payable on demand, provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. Such interest shall be retained by the Facility Agent except to the extent that such failure to make a timely payment or deposit has continued beyond the date for distribution by the Facility Agent of such overdue amount to Purchaser or to any other Indemnified Party, in which case such interest accruing after such date shall be for the account of, and distributed by the Facility Agent to, Purchaser or to such Indemnified Party, as applicable. All computations of interest and all computations of Yield and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

            Section 2.9 Seller's Payment of Yield, Capital and Fees Yield, Capital and Fees.

            (a) If the funds on deposit in the Collection Account on the first Business Day following any Settlement Period are insufficient for the Facility Agent to distribute such funds, in the order required, in payment in full of the accrued Yield on the Purchased Interest, the Seller shall on such first day pay to the Facility Agent for the account of Purchaser the amount of such insufficiency.

            (b) If the funds on deposit in the Collection Account on the first Business Day following any Settlement Period pursuant to Section 2.6 are insufficient for the Facility Agent to distribute such funds, in the order required in such Section, in payment in full of Capital, the Seller shall be deemed to have received Collections of the Defaulted Receivables described in clause (iii) below and shall on such first day pay to the Facility Agent for the account of Purchaser an amount equal to the least of (i) such insufficiency,
(ii) the aggregate amount of Interest Collections and Collection Agent Fee paid from time to time to the Seller (as Collection Agent, in the case of any Collection Agent Fee) by the Collection Agent pursuant to Section 2.6 (and not previously paid by the Seller to the Facility Agent pursuant to this Section 2.9(b)), and (iii) an amount equal to the aggregate outstanding principal balance of Defaulted Receivables (such outstanding balance being reduced by the amount thereof with respect to which Capital shall have been reduced on the last day of any prior Settlement Period as a result of the Facility Agent's distribution of funds attributable to Interest Collections pursuant to Section
2.6 or payments by the Seller pursuant to this Section 2.9(b)).

            (c) Purchaser shall pay to the Collection Agent a collection fee (the "Collection Agent Fee") of 1.00% per annum on the average daily amount of Capital of Purchaser, from the date of the initial Purchase hereunder until the Collection Date, payable on the first Business Day following each Settlement Period; provided, however, that, upon at least three Business Days' notice to the Facility Agent, the Collection Agent (if not a Selling Party or any Affiliate thereof) may elect to be paid, as such fee, another percentage per annum on the average daily amount of Capital or such other amount as may be agreed among the Facility Agent, Purchaser and such Collection Agent, such amount not to exceed 4.00% per annum of the average daily amount of Capital of Purchaser; and provided, further, that such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Sections 2.5 and 2.6.

            (d) During the Revolving Period, the Seller shall pay to the Facility Agent, a facility fee (the "Facility Fee") equal to the average daily amount by which the Commitment exceeds the amount of Capital multiplied by (i) for the period from the date of execution of this Agreement to the 3-month anniversary of such execution date, .125% per annum, (ii) for the period from the 3-month anniversary of such execution date to the 6-month anniversary of such execution date, .25% per annum, and (iii) thereafter, .375% per annum; provided, however, no Facility Fee shall accrue or be payable for the period commencing on the date on which Capital first equals or exceeds $24,500,000 and ending on the date thereafter on which Capital is $17,500,000 or less. The Facility Fee is payable in arrears monthly on the first Business Day of each month.

            Section 2.10 Increased Costs If, due to either (i) any change in Regulation D of the Board of Governors of the Federal Reserve System, (ii) the introduction of or any change in or in the interpretation of any law or regulation or (iii) the compliance with any guideline or request from any central bank or other governmental authority made after the date hereof (whether or not having the force of law), there shall be any increase in the cost to (or, in the case of Regulation D of the Board of Governors of the Federal Reserve System, there shall be imposed a cost on) any Indemnified Party of agreeing to make or making the Purchases or purchasing or maintaining the Purchased Interest or portions thereof or interests therein, then the Seller shall from time to time, within ten days after demand, and delivery to the Seller of the certificate referred to in the last sentence of this Section 2.10, by such Indemnified Party (or by the Facility Agent for the account of such Indemnified Party) (with a copy of such demand and certificate to the Facility Agent, unless delivered thereby), pay to the Facility Agent for the account of such Indemnified Party additional amounts sufficient to compensate such Indemnified Party for such increased or imposed cost. Each Indemnified Party party hereto agrees to use its best efforts promptly to notify the Seller of any event referred to in clause (i), (ii) or (iii) above, provided that the failure to give such notice shall not affect the rights of any Indemnified Party under this
Section 2.10. A certificate in reasonable detail as to the basis for and the amount of such increased cost, submitted to the Seller and the Facility Agent by such Indemnified Party (or by the Facility Agent for the account of such Indemnified Party) shall be conclusive and binding for all purposes, absent manifest error.

            Section 2.11 Increased Capital If any Indemnified Party determines that the introduction of or any change in any law or regulation or any guideline or request from any central bank or other governmental authority made after the date hereof (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Indemnified Party or any corporation controlling such Indemnified Party and that the amount of such capital is increased by or based upon the existence of such Indemnified Party's commitment to purchase the Purchased Interest or portions thereof or interests therein, or to maintain the Purchased Interest or portions or interests, then, within ten days after demand, and delivery to the Seller of the certificate referred to in the last sentence of this Section 2.11, by such Indemnified Party (or by the Facility Agent for the account of such Indemnified Party) (with a copy of such demand and certificate to the Facility Agent, unless delivered thereby) the Seller shall pay to such Indemnified Party from time to time, as specified by such Indemnified Party, additional amounts sufficient to compensate such Indemnified Party in light of such circumstances, to the extent that such Indemnified Party reasonably determines such increase in capital to be allocable to the existence of any such commitment. Each Indemnified Party hereto agrees to use its best efforts promptly to notify the Seller of any event referred to in the first sentence of this Section 2.11, provided that the failure to give such notice shall not affect the rights of any Indemnified Party under this Section
2.11. A certificate in reasonable detail as to the basis for, and the amount of, such compensation submitted to the Seller and the Facility Agent by such Indemnified Party (or by the Facility Agent for the account of such Indemnified Party) shall, in the absence of manifest error, be conclusive and binding for all purposes.

            Section 2.12 Taxes (a) Any and all payments by the Seller or deposits from Collections hereunder shall be made, in accordance with Section 2.9, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Indemnified Party, (i) taxes or other charges imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Indemnified Party is organized or any political subdivision thereof or by any jurisdiction or any political subdivision thereof in which such Indemnified Party holds any asset in connection with this Agreement, and (ii) any taxes or other charges imposed by the United States by means of withholding at the source to the extent in effect, and applicable on the date hereof to payments to be made hereunder to such Indemnified Party (after taking into account the forms to be provided in accordance with subsection (e) below) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Seller or the Collection Agent or the Facility Agent shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Indemnified Party, (i) the sum payable by the Seller shall be increased as may be necessary so that after the Seller or the Collection Agent or the Facility Agent has made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Indemnified Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Seller or the Collection Agent or the Facility Agent shall make such deductions and (iii) the Seller or the Collection Agent or the Facility Agent shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) In addition, the Seller agrees to pay any present or future sales, stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made by the Seller or the Collection Agent or the Facility Agent hereunder or from the execution, delivery or performance of, or otherwise with respect to, any Purchase Document (hereinafter referred to as "Other Taxes").

            (c) The Seller will indemnify each Indemnified Party for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.12) paid by such Indemnified Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto except as a result of the gross negligence or willful misconduct of such Indemnified Party, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within ten days from the date such Indemnified Party makes written demand therefor.

            (d) Within 30 days after the date of any payment by the Seller of Taxes, the Seller will furnish to the Facility Agent, at its address referred to in Section 11.2, the original or a certified copy of a receipt evidencing payment thereof.

            Section 2.13 Extensions of Stated Termination Date The Seller may from time to time request extensions of the Stated Termination Date for additional one-year periods upon at least 90 days written notice from the Seller to the Facility Agent. Such extensions may be granted or not granted in the Facility Agent's sole discretion. Any failure to respond shall be a rejection of the requested extension.

            Section 2.14 Grant of Security Interest It is the express intent of the parties hereto that the transfer of the Receivables and their respective Related Security and Collections by the Seller to the Facility Agent for the benefit of the Purchaser, as contemplated by this Agreement be, and be treated as, sales and not secured loans secured by the Receivables and their respective Related Security and Collections, and that Facility Agent for the benefit of the Purchaser shall acquire, pursuant to the terms of this Agreement, ownership of all of Seller's right, title and interest in and to the items referred in clauses (i), (ii) and (iii) of the definition of "Purchased Interest." If, however, notwithstanding the intent of the parties, such transactions are deemed to be loans to the Seller, the Seller hereby assigns and grants to the Facility Agent for the benefit of itself and the Purchaser and each Indemnified Party a first priority security interest in all of such Seller's right, title and interest in, to and under all of the following, whether now or hereafter existing: (a) all Receivables, all their respective Related Security and all Collections related thereto, (b) the Collection Account, all funds on deposit therein and all certificates and instruments, if any, from time to time evidencing such account and funds on deposit therein, all investments made with such funds, all claims thereunder or in connection therewith, all contract rights (including under insurance policies) and other rights relating thereto and all interest, dividends, moneys, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect or in exchange for any or all of the foregoing and anything else constituting part of the Purchased Interest, and (c) all proceeds and amounts received or receivable by the Collection Agent or the Seller under any or all of the foregoing, to secure the prompt payment and performance of all obligations of Seller arising in connection with this Agreement and each other Purchase Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all indemnified amounts, all payments on account of Collections received or deemed to be received and all fees. This Agreement shall constitute a security agreement under applicable law with regard to the security interest granted pursuant to this Section 2.14.

                                   ARTICLE III
                             CONDITIONS OF PURCHASES

            Section 3.1 Condition Precedent to Initial Purchase The initial Purchase hereunder is subject to the prior or concurrent satisfaction of all of the following conditions:

      I. The Facility Agent shall have received on or before the earlier of September 20, 1996 and the date of the initial Purchase hereunder the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to, and in sufficient copies for, the Facility Agent:

            (a) The Assignment, duly executed by the Seller.

            (b) (i) Acknowledgment copies or stamped receipt copies of (or other evidence satisfactory to Facility Agent of the filing of) proper financing statements, duly filed on or before the date of the initial Purchase, naming the Seller as debtor and the Facility Agent, as agent for Purchaser, as secured party, or other similar instruments or documents, as may be necessary or, in the opinion of the Facility Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect Purchaser's ownership interests created or purported to be created hereby; and

            (ii) Acknowledgment copies or stamped receipt copies of proper financing statements, if any, necessary to release all Adverse Claims of any Person in the Receivables, Related Security, Collections or Contracts previously granted by the Seller.

            (c) Officially certified recent evidence of the due incorporation and good standing of the Seller under the laws of the State of Delaware and evidence of the Seller's good standing and authority to conduct business under the laws of Florida, and copies of its by-laws certified by its Secretary or an Assistant Secretary.

            (d) Certified copies of the resolutions of the Board of Directors of the Seller approving this Agreement, the other Purchase Documents and the other documents to be delivered by it hereunder and the transactions contemplated hereby and thereby.

            (e) A certificate of the Secretary or Assistant Secretary of the Seller certifying the names and true signatures of the officers of the Seller authorized to sign this Agreement, the other Purchase Documents and the other documents to be delivered by it hereunder.

            (f) A favorable opinion of Buchanan Ingersoll Professional Corporation, counsel for the Seller, the Originators and USA Finance on the date of the initial Purchase, substantially in the form of Exhibit E hereto and as to such other matters as the Facility Agent may reasonably request.

            (g) A certificate from a Responsible Officer of the Seller to the effect that the Seller, as of the date of the initial Purchase, has no outstanding Debt or existing commitments to extend credit.

            (h) Officially certified recent evidence of the due incorporation and good standing of each of the Originators and USA Finance under the laws of their respective states of incorporation, and evidence of each Originator's good standing and authority to conduct business under the laws of Florida and Tennessee, and of USA Finance's good standing and authority to conduct business under the laws of Florida.

            (i) A certificate of a Responsible Officer of the Collection Agent certifying that each Contract has been properly identified as an asset of Purchaser in the Collection Agent's records and the file relating thereto is complete in all material respects and acknowledging that the Collection Agent is holding such Contracts as custodian for Purchaser.

            (j) The Origination Agreement, duly executed by the Seller and each Originator.

            (k) The Assignment (Origination Agreement), duly executed by the Originators.

            (l) Acknowledgment copies or stamped receipt copies of (or other evidence satisfactory to Facility Agent of the filing of) UCC-1 Financing Statements, duly filed on or before the date of the initial Purchase, naming each Originator, as debtor, and the Seller, as secured party, or other similar instruments or documents, as may be necessary or, in the opinion of the Facility Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect Seller's ownership interests created or purported to be created by the Origination Agreement.

            (m) Acknowledgment copies or stamped receipt copies of proper financing statements, if any, necessary to release all Adverse Claims of any Person in the Receivables, Related Security, Collections or Contracts previously granted by the Originators.

            (n) Certified requests for information, dated on or a recent date prior to the date of the initial Purchase, listing the financing statements referred to in subsection (l) above and all other effective financing statements filed in the jurisdictions referred to in subsection (l) above that name any Originator (under its present name and any previous name) as debtor, together with copies of such financing statements (none of which (except those filed pursuant to subsection (l) above) shall cover any Receivables, Related Security, Collections or Contracts).

            (o) A certificate of a Responsible Officer of each Originator and USA Finance to the effect that such Originator and USA Finance have no outstanding Debt or existing commitments to extend credit except for certain subordinated indebtedness approved in writing by Purchaser and listed on Schedule III.

            (p) Copies of all consents, approvals and related documents required in connection with the transaction including (i) the consent of First Western Bank with respect to the termination of the Premium Finance Contract Purchase and Servicing Agreement dated as of August 11, 1995, (ii) a duly executed payout letter from First Western Bank regarding termination of such agreement and satisfactory evidence of the repurchase by Gold Coast of all Contracts from First Western Bank, (iii) a duly executed bill of sale transferring all Contracts purchased by First Western Bank under such Purchase Agreement to Gold Coast, (iv) duly executed termination statements necessary to terminate all interest of First Western Bank in the Receivables, (v) evidence satisfactory of the delivery to the Collection Agreement of all Contracts relating to Receivables from First Western Bank, and (vi) such other documents as Facility Agreement may require.

            (q) The USA Guaranty, duly executed by USA Finance.

            (r) The Rights Agreement, duly executed by each Selling Party.

            (s) A certificate of the Secretary or an Assistant Secretary of USA Finance certifying (a) its charter and by-laws, (b) the resolutions adopted by its Board of Directors, and (c) the names and true signatures of its officers executing the Purchase Documents.

            (t) The Consent and Agreement, duly executed by the Seller and each Originator.

            (u) The initial Purchaser Report, Insurance Carrier Exposure Report, a Receivables aging report for the immediately preceding month and such other reports regarding the Pool Receivables and the initial Purchase as may be specified by the Facility Agent.

            (v) A license and custody agreement or other agreement enabling the Facility Agent and Purchaser to operate Selling Parties' premium finance receivable accounting and operations systems on an IBM AS/400 computer system including an assignment of the Escrow Agreement among USA Finance, Unicorp Data Processing, Inc. and SunTrust Bank, Miami, N.A., as Escrow Agent.

            (w) A pro forma balance sheet of the Seller giving effect to the transactions occurring on the date of the initial Purchase.

            (x) A demand promissory note in aggregate principal amount of $500,000 duly executed by USA Finance in favor of SunAmerica Financial Resources, Inc. (the "USA Finance Note") and a pledge agreement securing the USA Finance Note duly executed and delivered by USA Finance together with stock certificate(s) evidencing 100% of the capital stock of the Seller with undated stock powers in blank duly executed by USA Finance.

            (y) Evidence satisfactory to Facility Agent and Purchaser that the Collection Agent has obtained the insurance required by Section 6.4(f).

            (z) Confirmation from Unicorp Data Processing, Inc. of the transfer of the Unicorp software license to USA Finance and its subsidiaries.

            (aa) An Archival Services and Storage Order between Pierce Leahy Archives and USA Finance concerning the storage of daily backup tapes and providing access to the Facility Agent.

            (bb) A certificate of a Responsible Officer of the Seller regarding the Credit and Collection Policy of the Seller as of the date of the initial Purchase.

Such other documents, instruments, agreements, certificates and informations as the Facility Agent or Purchaser may request.

      II. The Facility Agent and Purchaser shall have completed their due diligence investigation of the Selling Parties, and shall be satisfied with the results thereof.

            Section 3.2 Conditions Precedent to All Purchases and Reinvestments Each Purchase (including the initial Purchase) hereunder and the right of the Collection Agent to reinvest in Pool Receivables those Collections attributable to the Purchased Interest pursuant to Section 2.5 or 2.6 shall be subject to the further conditions precedent that:

            (a) with respect to any such Purchase, on or prior to the date of such Purchase, the Collection Agent shall have delivered to the Facility Agent, in form and substance satisfactory to the Facility Agent and each Agent, a completed Purchaser Report, dated as of the last day of the week immediately preceding the date of such Purchase, together with such additional information as may be reasonably requested by the Facility Agent;

            (b) on the date of such Purchase or reinvestment the following statements shall be true (and the acceptance by the Seller of the proceeds of such Purchase or reinvestment shall constitute a representation and warranty by the Seller that on the date of such Purchase or reinvestment such statements are true):

            (i) The representations and warranties contained in Sections 4.1 and
6.10 of this Agreement are correct in all material respects on and as of the date of such Purchase or reinvestment, before and after giving effect to such Purchase or reinvestment and to the application of the proceeds therefrom, as though made on and as of such date except to the extent that they expressly relate to a date prior to such date,

            (ii) No event has occurred and is continuing, or would result from such Purchase or reinvestment or from the application of the proceeds therefrom, which constitutes an Event of Investment Ineligibility or would constitute an Event of Investment Ineligibility but for the requirement that notice be given or time elapse or both, and

            (iii) The Facility Agent shall not have delivered to the Seller a notice that Purchaser shall not make any further Purchases hereunder and/or that the Collection Agent shall not reinvest in any Pool Receivables on behalf of Purchaser as a result of Purchaser's institutional decision to no longer purchase assets such as the Receivables and none of the following have occurred: (1) the Seller or any of its Affiliates shall have entered into an agreement to finance or sell Receivables; (2) 120 days shall have elapsed from the giving of such notice by the Facility Agent; or (3) a Termination Date; and

            (c) the Facility Agent shall have received such other approvals, opinions or documents as the Facility Agent may reasonably request.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

            Section 4.1 Representations and Warranties of the Seller The Seller represents and warrants as follows:

            (a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Agreement and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

            (b) The execution, delivery and performance by the Seller of the Purchase Documents, and all other instruments and documents to be delivered by it hereunder, and the transactions contemplated hereby and thereby, and the Seller's use of the proceeds of Purchases and reinvestments, are within the Seller's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Seller's charter or by-laws or (ii) law or any Contract or Related Security or any other contractual restriction binding on or affecting the Seller, and do not result in or require the creation of any Adverse Claim (other than pursuant hereto) upon or with respect to any of its properties; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law. No consent of any stockholder of any Selling Party is required in connection with the execution, delivery and performance of the Purchase Documents.

            (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of any Purchase Document or any other instrument or document to be delivered by it hereunder, or for the perfection of or the exercise by the Facility Agent or any Indemnified Party of their respective rights and remedies under the Purchase Documents and such other instruments and documents, except for the filings of the financing statements referred to in Article III, all of which, on or prior to the date of the initial Purchase, will have been duly made and be in full force and effect.

            (d) This Agreement is, and each other Purchase Document when delivered hereunder will be, the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, and other similar laws affecting creditors' rights generally or by general principles of equity.

            (e) The consolidated balance sheets of USA Finance and its consolidated subsidiaries as at December 31, 1995, and the related consolidated statements of income and cash flows of USA Finance and its consolidated subsidiaries for the fiscal year then ended, copies of which have been furnished to the Facility Agent fairly present the consolidated financial condition of USA Finance and its consolidated subsidiaries as at such date and the consolidated results of the operations of USA Finance and its consolidated subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since December 31, 1995, there has been no material adverse change in such consolidated condition or operations.

            (f) There is no pending or threatened action or proceeding affecting any Selling Party before any court, governmental agency or arbitrator (i) which is reasonably likely to materially adversely affect (A) the consolidated financial condition or operations of any Selling Party or (B) the ability of any Selling Party to perform its obligations under any Purchase Document or any other instrument or document to be delivered by it hereunder, or (ii) which purports to affect the legality, validity or enforceability of any Purchase Document or any such other instrument or document.

            (g) No proceeds of any Purchase or reinvestment will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

            (h) Immediately prior to the initial creation of an interest in any Pool Receivable hereunder, the Seller is the legal and beneficial owner of such Pool Receivable and the Related Security with respect thereto free and clear of any Adverse Claim except as created by this Agreement. Each Pool Receivable is an Eligible Receivable on the date of the initial creation of an interest therein hereunder. No event has occurred which may adversely affect the collectibility of any material amount of the Pool Receivables. Upon each Purchase or reinvestment, Purchaser (and if applicable, its Assignees) will acquire a valid and perfected first priority ownership interest in each Pool Receivable then existing or thereafter arising and in the Related Security and Collections with respect thereto free and clear of any Adverse Claim. No effective financing statement or other instrument similar in effect covering any Contract or any Pool Receivable or Related Security or Collections with respect thereto is on file in any recording office, except those filed in favor of the Facility Agent and its Assignees relating to this Agreement.

            (i) Each Purchaser Report and each Insurance Carrier Exposure Report, information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of any Selling Party to the Facility Agent or any other Indemnified Party in connection with any Purchase Document is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Facility Agent or such Indemnified Party, as the case may be, at such time) as of the date so furnished, and no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

            (j) The chief place of business and chief executive office of the Seller and the office where the Seller keeps its records concerning the Pool Receivables are located at the address of the Seller specified in Section 13.2 hereto (or at such other locations, notified to the Facility Agent in accordance with Section 5.1(f), in jurisdictions where all action required by Section 6.7 has been taken and completed).

            (k) Neither the Seller nor any Affiliate of the Seller has any direct or indirect ownership or other financial interest in Purchaser or the Facility Agent.

            (l) Each Purchase and each reinvestment of Collections in Pool Receivables will constitute a "current transaction" within the meaning of
Section 3(a)(3) of the Securities Act of 1933, as amended.

            (m) USA Finance owns 100% of the outstanding shares of capital stock of the Seller free and clear of any Adverse Claim other than the Adverse Claim in favor of SunAmerica Financial Resources, Inc.

            (n) No transaction contemplated by this Agreement requires compliance with, or will be subject to avoidance under, any bulk sales act or similar law.

            (o) For reporting and accounting purposes, the Seller will treat the transfer of the Receivables pursuant to this Agreement as an absolute assignment or sale of the Receivables, and the Seller has not accounted for or treated the transactions in any other manner inconsistent with such treatment.

            (p) None of the Selling Parties is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            (q) The Seller is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement; the Seller has not incurred Debt beyond its ability to pay; and the Seller, after giving effect to the transactions contemplated by this Agreement, will have an adequate amount of capital to conduct its business in the foreseeable future.

                                    ARTICLE V
                         GENERAL COVENANTS OF THE SELLER

            Section 5.1 Affirmative Covenants of the Seller Until the Collection Date, the Seller will:

            (a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Pool Receivables and related Contracts, Related Security and Collections with respect thereto, including without limitation the payment before the same becomes delinquent of all material taxes, assessments and governmental charges imposed upon the Seller or its property except to the extent contested in good faith and by proper proceedings and for which it is maintaining adequate reserves in accordance with generally accepted accounting principles (unless such non-payment could subject the Facility Agent or any other Indemnified Party to civil or criminal penalty or liability or involve any material risk of the sale, forfeiture or loss of any of the property, rights or interests covered hereunder).

            (b) Preservation of Corporate Existence. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the conduct of its business requires it to be so qualified.

            (c) Audits. (i) At any time and from time to time during regular business hours, permit the Facility Agent or its agents or representatives, (A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller or its agents or designees relating to Pool Receivables and the Related Security, including, without limitation, the related Contracts, and (B) to visit the offices and properties of the Seller and its agents and designees for the purpose of examining such materials described in clause (A) above, and to discuss matters relating to Pool Receivables and the Related Security or performance of any Selling Party hereunder or under the Contracts with any of the officers or employees of the Seller having knowledge of such matters, (ii) permit the Facility Agent or its agents or representatives to audit a significant portion of the Receivables and the Related Policies on a monthly or more frequent basis, and (iii) upon the request of the Facility Agent, at least annually, at the expense of the Collection Agent (if a Selling Party), cause the Auditor to perform and deliver to the Facility Agent an audit with respect to the Pool Receivables and the Credit and Collection Policy and the performance of the Seller of its obligations, covenants and duties under this Agreement, on a scope and in a form reasonably requested by the Facility Agent for such audit.

            (d) Keeping of Records and Books of Account. Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each new Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

            (e) Performance and Compliance with Receivables, Contracts and Related Security. At its expense timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables or under any Related Security.

            (f) Location of Records. Keep its chief place of business and chief executive office and the office where it keeps the originals of its records concerning the Pool Receivables at the address of the Seller referred to in
Section 4.1(j) or specified in writing to the Facility Agent or upon 30 days' prior written notice to the Facility Agent, at any other locations in a jurisdiction where all action required by Section 6.7 shall have been taken.

            (g) Credit and Collection Policies. Comply in all material respects with the Credit and Collection Policy in regard to each Pool Receivable and the related Contract and Related Security.

            (h) Collections. Segregate and hold in trust or cause to be segregated and held in trust any Collections received by or on behalf of the Seller and deposit such Collections directly to the Collection Account on the Business Day of the Seller's receipt or deemed receipt thereof.

            (i) Computer Access. At all times provide the Facility Agent or its agents or representatives with access (via a license and custody agreement or otherwise) to software which will enable the Facility Agent to operate the Selling Parties' premium finance receivable accounting and operations systems utilized by the Selling Parties on the date of the initial Purchase or any other system and related software acceptable to the Facility Agent.

            (j) Endorsement of Contracts. With respect to Receivables arising after the date of the initial Purchase, cause, within two Business Days of its origination, the Contract relating to each Pool Receivable to be endorsed (conspicuously on the front or back thereof) by a stamp containing the following legend and which is otherwise acceptable to the Facility Agent:

            "THIS CONTRACT AND ALL SECURITY THEREFOR HAS BEEN SOLD AND ASSIGNED TO SUNAMERICA FINANCIAL RESOURCES, INC. (AND ITS ASSIGNEES) PURSUANT TO THE RECEIVABLES PURCHASE AND SALE AGREEMENT DATED AS OF SEPTEMBER 18, 1996, AMONG CONTRACT FUNDING CORP., AS SELLER, GOLD COAST FINANCE, INC. AS COLLECTION AGENT AND SUNAMERICA FINANCIAL RESOURCES INC., AS FACILITY AGENT AND PURCHASER."

            (k) Delivery of Contracts. Upon request of the Facility Agent, cause the original Contracts relating to the Pool Receivables to be delivered to Purchaser or a bailee designated by the Facility Agent.

            (l) Purchase of Receivables from an Originator. With respect to each outstanding Pool Receivable, purchase such Pool Receivable from the Originator to which it was owed, and pay to such Originator, an amount in cash at least equal to the fair market value of such Receivable as determined by the Seller and such Originator and computed by subtracting from the face amount of such Receivable a discount that reflects (among other things) the cost to the Seller of owning such Receivable (including, without limitation, the Seller's cost of funding its purchase of such Receivable) and the estimated costs (taking into account collection risks) of collection of such Receivable.

            (m) Origination Agreement. Timely perform in all material respects its obligations under and comply with the Origination Agreement, maintain or cause to be maintained the Origination Agreement in full force and effect, enforce the Origination Agreement in accordance with its terms, and promptly take all action thereunder as may from time to time be reasonably requested by the Facility Agent or Purchaser.

            (n) Additional Covenants. Comply with the following covenants:

            (i) At all times, at least two of the directors of the Seller shall be independent directors who shall at no time be a shareholder or an officer, employee of the Seller or a shareholder or a director, officer or employee of any shareholder or Affiliate of the Seller, or a natural person related by affinity or consanguinity to any of the foregoing.

            (ii) The Seller shall maintain separate, identifiable office space and will observe all customary formalities of independent corporate existence.

            (iii) The Seller shall maintain separate corporate records and books of account from those of any Selling Party or any other Person and the Seller shall not commingle its funds or other assets with those of any other Person.

            (iv) The Seller will hold appropriate meetings of its Board of Directors and stockholders, or take actions by unanimous written consent if permitted by applicable law, to authorize the Seller's corporate actions.

            (v) The Seller will at all times hold itself out to the public under the Seller's own name, as a separate and distinct entity from its Affiliates.

            (vi) The Seller will not engage in business transactions with any Affiliate unless it is approved by the Board of Directors (including approval by all independent directors) as a transaction with terms and conditions available at the time to the Seller at least as favorable to the Seller as for comparable transactions on an arm's length basis with unaffiliated Persons.

            (o) Initial Contracts. Within seven days of the date of the initial Purchase, cause each Contract relating to each Pool Receivable existing on the date of the initial Purchase to be endorsed (conspicuously on the front or back thereof) by a stamp containing the legend set forth in Section 5.1(j) and which is otherwise acceptable to the Facility Agent.

            Section 5.2 Reporting Requirements of the Seller Until the Collection Date, the Seller will furnish to the Facility Agent:

            (a) as soon as available and in any event within 30 days after the end of each month of each fiscal year of the Seller, consolidated and consolidating balance sheets of USA Finance and its consolidated subsidiaries as of the end of such month and consolidated and consolidating statements of income and cash flows of USA Finance and its consolidated subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such month, certified by any Responsible Officer of the Seller;

            (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Seller, consolidated and consolidating balance sheets of USA Finance and its consolidated subsidiaries as of the end of such quarter and consolidated and consolidating statements of income and cash flows of USA Finance and its consolidated subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by any Responsible Officer of the Seller;

            (c) as soon as available and in any event within 90 days after the end of each fiscal year of the Seller, audited consolidated and consolidating financial statements of USA Finance and its consolidated subsidiaries for such year certified by the Auditor;

            (d) as soon available and in any event within 45 days after the end of each quarter of each fiscal year of the Seller, consolidated and consolidating balance sheets of USA Finance and its consolidated subsidiaries as of the end of such quarter and consolidated and consolidating statements of income and cash flows of USA Finance and its consolidated subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by any Responsible Officer of the Seller;

            (e) as soon as possible and in any event within two Business Days after any Responsible Officer obtains knowledge of the occurrence of each Event of Investment Ineligibility and each event which, with the giving of notice or lapse of time, or both, would constitute an Event of Investment Ineligibility, continuing on the date of such statement, a statement of any Responsible Officer setting forth details of such Event of Investment Ineligibility or event and the action which the Seller has taken and proposes to take with respect thereto;

            (f) promptly after the sending or filing thereof, copies of all reports which any Selling Party sends to any of its securityholders or creditors, and copies of all reports and registration statements which any Selling Party or any subsidiary files with the Securities and Exchange Commission or any national securities exchange;

            (g) promptly after the filing or receiving thereof, copies of all reports and notices which the Seller or any subsidiary files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Seller or any subsidiary receives from such Corporation;

            (h) on or before January 31 of each year, beginning in 1997, a certificate of a Responsible Officer stating that the Seller has, during the preceding year, observed all of the requisite corporate formalities and conducted its business and operations in such a manner as required for the Seller to maintain its separate corporate existence from any other entity; and

            (i) such other information, documents, records or reports respecting the Receivables, the Related Security or the Contracts or the condition or operations, financial or otherwise, of the Seller or any of its subsidiaries as the Facility Agent may from time to time reasonably request.

            Section 5.3 Negative Covenants of the Seller Until the Collection Date, the Seller will not, without the written consent of Facility Agent:

            (a) Debt. Create, incur, assume, guaranty, or otherwise become or remain liable with respect to any Debt.

            (b) Adverse Claims. Except as otherwise provided herein, create, incur, assume or suffer to exist any Adverse Claim on or with respect to any property or asset (including any document or instrument with respect to goods or accounts receivable) of the Seller, whether now owned or hereafter acquired, or any income or profits therefrom.

            (c) Guaranties. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, any liabilities or obligation of any other Person.

            (d) Restricted Payments. Declare, order, pay, make or set apart any sum for any Restricted Payment if an Event of Investment Ineligibility has occurred and is continuing.

            (e) Restriction on Fundamental Changes. Take any of the following actions: (i) amend, modify or waive any term or provision of its certificate of incorporation, by-laws or other organizational document or any term or provision of any material contract, lease, agreement or other arrangement; (ii) enter into any transaction of merger or consolidation; (iii) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); (iv) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business or assets, except as contemplated by the Purchase Documents; or (v) acquire by purchase or otherwise all or any substantial part of the business or assets of, or stock or other evidence of beneficial ownership of, any Person, except as contemplated by the Purchase Documents.

            (f) Extension or Amendment of Receivables. Except as otherwise permitted in Section 6.4, extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract or Related Security related thereto.

            (g) Change in Business or Credit and Collection Policy. (i) Engage in any business or activity other than in connection with or relating to, or the carrying out of the activities described in, this Agreement and the other Purchase Documents or (ii) make any change in the Credit and Collection Policy, which change would be reasonably likely to impair the collectibility of any Pool Receivable.

            (h) Change in Payment Instructions to Obligors or Related Insurers. Give any instructions to Obligors or Related Insurers regarding payments to be made which are inconsistent with the terms of this Agreement and the other Purchase Documents.

            (i) Deposits to the Collection Account. Deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collection Account cash or cash proceeds other than Collections of Pool Receivables.

            (j) Change of Name, Etc. Change its name or identity, or its chief executive office, unless at least 30 days prior to the effective date of any such change the Seller delivers to the Facility Agent UCC financing statements, executed by the Seller to such financing statements, necessary to reflect such change and to continue the perfection of the ownership interests created by the Purchase Documents.

            (k) No Subsidiaries. Form, create or acquire any subsidiary.

            (l) Amendments. Amend the Origination Agreement or the Consent and Agreement.

            (m) Collateralization. Permit the aggregate Uncollateralized Portion of all Receivables to exceed the lesser of (i) 25% of the Adjusted Tangible Net Worth of USA Finance on a consolidated basis and (ii) 10% of the aggregate Outstanding Balance of the Pool Receivables on any date.

                                   ARTICLE VI
                          ADMINISTRATION AND COLLECTION

            Section 6.1 Establishment of Accounts tablishment of Accounts

            (a) Collection Account. The Facility Agent, for the benefit of Purchaser, shall establish and maintain or cause to be established and maintained the Collection Account. The Facility Agent shall have the power to withdraw funds from the Collection Account on the basis of the data provided to it by the Collection Agent pursuant to this Article VI, as otherwise provided herein and as directed by Purchaser.

            (b) The Interest and Principal Accounts. The Facility Agent, for the benefit of Purchaser, shall establish and maintain two separate sub-accounts of the Collection Account designated as the "Interest Account" and the "Principal Account," respectively. The Facility Agent shall have the power to withdraw funds from the Interest Account and the Principal Account on the basis of the data provided to it by the Collection Agent pursuant to this Article VI for the purpose of carrying out the Facility Agent's duties hereunder, as otherwise provided herein and as directed by Purchaser. The Principal Account and the Interest Account shall be book entry accounts; provided that the Facility Agent at all times shall maintain accurate records reflecting each transaction in the Principal Account and the Interest Account and that the funds held therein at all times shall be held for the benefit of Purchaser.

            (c) Administration of the Accounts. Funds on deposit in the Interest Account shall at all times be interest-bearing or, at the Facility Agent's option, invested by the Facility Agent in accordance with the investment instructions of Purchaser and interest and other earnings thereon will be added to funds on deposit in the Interest Account. The Facility Agent shall be fully protected in following the investment instructions of Purchaser, and shall have no obligation to keep the funds fully invested at all times or to make any investments other than in accordance with such written investment instructions.

            Section 6.2 Designation of Collection Agent The Pool Receivables shall be serviced, administered and collected by the Person (the "Collection Agent") designated to do so from time to time in accordance with this Section
6.2 and the other provisions of this Agreement. Until the Facility Agent designates a new Collection Agent, Gold Coast is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Facility Agent may at its election at any time upon the occurrence and during the continuance of an Event of Investment Ineligibility or a Collection Agent Default designate as Collection Agent any Person (including the Facility Agent) to succeed Gold Coast or any successor Collection Agent, if such Person (other than itself) shall agree in writing to perform the duties and obligations of the Collection Agent pursuant to the terms hereof. The Collection Agent may (i) with the prior written consent of the Facility Agent, subcontract with any of its Affiliates (other than the Seller) to service, administer or collect the Pool Receivables, and (ii) with the prior written consent of the Facility Agent, subcontract with any other Person to service, administer or collect the Pool Receivables, provided in the case of each of clauses (i) and (ii) that the Person with whom the Collection Agent so subcontracts shall not become the Collection Agent hereunder and the Collection Agent shall remain liable for the performance of the duties and obligations of the Collection Agent pursuant to the terms hereof, and any failure of such subcontractor to perform any duty or obligation shall be a failure of the Collection Agent to perform such duty or obligation.

            Section 6.3 Standard of Care; Inspection; Audits (a) In managing, administering, servicing, and making collections on the Receivables pursuant to this Agreement, the Collection Agent will exercise that degree of skill and care consistent with the highest degree of skill and care that the Collection Agent exercises with respect to similar Receivables serviced by the Collection Agent for its own account, and if higher, which first class personal lines insurance premium finance servicers customarily utilize.

            (b) The Facility Agent and Purchaser and their respective representatives shall at all times upon reasonable prior notice have full and free access during normal business hours to all books, correspondence, and written and computer records of the Collection Agent as appropriate to verify the Collection Agent's compliance with this Agreement, and the Facility Agent and Purchaser and their respective representatives may examine and audit the same, and make photocopies thereof, and the Collection Agent agrees to render to the Facility Agent and the Purchaser and their respective representatives, at such party's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Until the Collection Date, the Collection Agent (if a Selling Party or any Affiliate thereof) further agrees that it will (i) furnish to the Facility Agent as soon as available and in any event within 90 days after the end of each fiscal year of the Collection Agent, audited consolidated financial statements of the Collection Agent and its consolidated subsidiaries for such year certified by the Auditor, (ii) permit the Facility Agent or its agents or representatives, at the Collection Agent's expense, to audit a significant portion of the Receivables and the Related Policies on a monthly or more frequent basis, and (iii) upon the request of the Facility Agent, at least annually, at the expense of the Collection Agent (if a Selling Party), cause the Auditor to perform and deliver to the Facility Agent or allow the Facility Agent to perform an audit with respect to the Pool Receivables and the Credit and Collection Policy and the performance of the Collection Agent of its obligations, covenants and duties under this Agreement, on a scope and in a form reasonably requested by the Facility Agent for such audit; provided that the maximum amount of fees and expenses to be paid by the Collection Agent for audits conducted by employees of the Facility Agent shall not exceed $5,000 in any calendar year.

            Section 6.4 Duties of Collection Agent ies of Collection Agent

            (a) Collections. The Collection Agent shall send or cause to be sent to each Obligor a coupon book or monthly invoice instructing such Obligor to make all payments to the applicable Originator for deposit in the Collection Account and, in the case of the delivery of coupon books by a Person other than the Collection Agent, shall obtain a written warranty directly from such Obligor to the effect that such Obligor has received a coupon book. The Collection Agent shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the applicable Credit and Collection Policy and in order to maximize collections of Receivables at all times. In furtherance thereof, the Collection Agent shall (i) send a notice of "intent to cancel" to any Obligor on the earliest date permitted by applicable law, plus a reasonable grace period not to exceed 15 days, (ii) send a cancellation notice to any Obligor on the earliest date permitted by applicable law, plus a reasonable grace period not to exceed 5 days (after taking into account the grace period for the notice of "intent to cancel"), if payment in full has not been received from such Obligor by such date and (iii) send a notice of financed premiums to the Related Insurer (or insurance agent authorized in writing by the Related Insurer) within two days of acceptance of the related Contract. Each of the Seller, Purchaser and the Facility Agent hereby appoints as its agent the Collection Agent, from time to time designated pursuant to Section 6.1, to enforce its respective rights and interests in and under the Pool Receivables, the Related Security and the related Contracts. All Collections received by the Collection Agent shall be segregated and held in trust for the account of Purchaser and deposited in the Collection Account no later than the Business Day of receipt by the Collection Agent of such Collections.

            (b) Records. The Collection Agent shall, during the period it is Collection Agent hereunder, maintain such books of account and other records as will enable the Facility Agent to determine the status of each Pool Receivable and related Contract and will enable the Pool Receivables to be serviced, in accordance with the terms of this Agreement, by a successor Collection Agent following a Service Transfer. At all times the Collection Agent shall utilize procedures acceptable to Purchaser in order to document and verify the right of the Originators, Seller and/or Purchaser to receive payment from a Related Insurer in respect of unearned or return insurance premiums regarding a Related Policy financed by a Receivable, including without limitation, documentation that with respect to the origination of Receivables establishes the existence and authority level of all insurance intermediaries (i.e. managing general agents, surplus lines brokers or other insurance entities involved in the insurance placement process) between the applicable Related Insurer and the retail insurance producer selling such Related Policy.

            (c) Allocation of Collections. The Collection Agent shall, prior to the close of business on the day any Collections are deposited in the Collection Account, allocate such Collections between:

            (i) the aggregate amount of Interest Collections processed on such date of processing; and

            (ii) the aggregate amount of Principal Collections processed on such date of processing.

            (d) Extensions. If no Event of Investment Ineligibility or Event of Purchase Ineligibility shall have occurred and be continuing, the Collection Agent, may, in accordance with the applicable Credit and Collection Policy, extend the maturity or adjust the Outstanding Balance of any Pool Receivable which shall have remained unpaid for 26 days or more from the original due date therefor as the Collection Agent may determine to be appropriate to maximize Collections thereof so long as not more than .25% of the Outstanding Balance of all Pool Receivables are not past due more than 45 days from the original due date and not cancelled. The Seller shall deliver to the Collection Agent, and the Collection Agent shall hold in trust for Purchaser all documents, instruments and records (including, without limitation, computer tapes or disks) which evidence or relate to Pool Receivables or Related Security. Upon request of the Facility Agent, the Collection Agent shall deliver the original Contracts related to the Pool Receivables and such other documents as may be specified by the Facility Agent to Purchaser or a bailee designated by the Facility Agent or its Assignee.

            (e) Reports.

            (i) Daily. On each Business Day, the Collection Agent will (A) send to the Facility Agent (or to an off-site storage facility designated by the Facility Agent and to which the Facilty Agent shall at all times have access) a backup tape with all data on the Collection Agent's accounting and operations systems relating to the Receivables and (B) prepare and forward to the Facility Agent a daily cash receipts journal setting forth
      (1) the aggregate amount of Collections processed by the Collection Agent on the preceding Business Day and the allocation of such Collections between the Interest Account and the Principal Account and (2) the aggregate amount of Receivables as of the close of business on the preceding Business Day.

            (ii) Weekly. On or before the Tuesday of each week (or, if such day is not a Business Day, the next succeeding Business Day), the Collection Agent shall prepare and forward to the Facility Agent and Purchaser (A) a Purchaser Report as of the close of business of the Collection Agent on the last day of the immediately preceding week, (B) a summary and analysis as to the aging of the aggregate Pool Receivables as of such last day, (C) an Insurance Carrier Exposure Report relating to each Related Insurer related to any Pool Receivable as of such last day, (D) a Purchase Report setting forth the amount of new Purchases and reinvestments during the prior week, and (E) a listing by Obligor of all Pool Receivables as of such last day and specifying with respect to each Receivable, the date of the related Contract, the Related Insurer, the total premium, the down payment amount, the amount financed, the finance charge, the monthly payment amount, the total number of payments and the annual percentage rate.

            (iii) Monthly. The Collection Agent shall prepare and forward to the Facility Agent by the fifth Business Day each month, (A) a detailed Receivables aging report for the immediately preceding month and (B) a list identifying the top ten Obligors of the Seller measured by outstanding Pool Receivables and the outstanding amount of Pool Receivables owing from such Obligors as of the last day of the preceding month.

            (iv) Other. On or prior to the day the Facility Agent is required to make a distribution with respect to a Settlement Period pursuant to
      Section 2.5 or 2.6, the Seller will advise the Facility Agent of each Liquidation Day and each Provisional Liquidation Day occurring during such Settlement Period; provided, however, that, if the Seller is not the Collection Agent, the Seller shall advise the Collection Agent of the occurrence of each such Liquidation Day and each Provisional Liquidation Day occurring during such Settlement Period on or prior to such day.

            (f) Errors and Omissions Insurance. The Collection Agent shall maintain, at its own expense, an errors and omissions insurance policy, with broad coverage on all officers, employees or other Persons (including any subcontractor) acting on behalf of the Collection Agent in any capacity with regard to the Receivables to handle funds, money, documents and papers relating to the Receivables. Any such errors and omissions insurance shall protect and insure the Collection Agent against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Persons, shall be maintained in a form that would meet the requirements of prudent institutional insurance premium finance servicers and shall be in the amount of $1,000,000 per occurrence with a deductible no greater than $10,000. No provision of this Section 6.4(f) requiring such errors and omissions insurance shall diminish or relieve the Collection Agent from its duties and obligations as set forth in this Agreement. The errors and omissions policy will be provided by insurers rated no less than "A" by Standard & Poor's Corporation or "A2" by Moody's Investors, Inc. or as otherwise approved by the Facility Agent. In the event any such insurer is downgraded, the Collection Agent will replace the provider no later than the next renewal date of the policy. Any such insurance policy shall (i) not be cancelled without the insurer giving prior written notice to the Facility Agent immediately following the giving or receipt of such notice as is required or allowed under the terms of such insurance policy and
(ii) not be modified without ten days' prior written notice by the insurer to the Facility Agent.

            (g) Direct Computer Access. The Collection Agent shall provide the Facility Agent at least ten (10) hours per week of direct computer access to the Collection Agent's premium finance receivable accounting and operations systems by peer-to-peer communications or other communication method or computer access system acceptable to Facility Agent.

            Section 6.5 Rights of the Facility Agent and Purchaser

            (a) The Facility Agent and Purchaser and their respective designees and assignees will be entitled, among other things, to (i) monitor the collection and posting of all deposits related to the Receivables including payments of principal, interest, fees and refunds (including the review of daily deposit, receipt and application reports generated by the Collection Agent),
(ii) monitor the servicing of the Receivables by the Collection Agent, (iii) review the premium finance agreement files relating to the Receivables and (iv) at the election of either, notify at any time at the Seller's expense the Obligors of, and the Related Insurers relating to, Pool Receivables, or any of them, of the ownership thereof and of the Purchased Interest by Purchaser.

            (b) At any time following the designation of a Collection Agent other than a Selling Party pursuant to Section 6.2:

            (i) The Facility Agent may direct the Obligors of, and the Related Insurers relating to, Pool Receivables, or any of them, to make payment of all amounts due or to become due to the Seller under any Pool Receivable directly to the Facility Agent or its designee.

            (ii) The Seller shall, at the Facility Agent's request, and at the Seller's expense, give notice of such ownership to such Obligors and Related Insurers and direct them to make such payments directly to the Facility Agent or its designee.

            (iii) The Seller shall, at the Facility Agent's request, (A) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) which evidence the Pool Receivables, and the related Contracts and Related Security, or which are otherwise necessary or desirable to collect such Pool Receivables or Related Security, and shall make the same available to the Facility Agent at a place selected by the Facility Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Facility Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Facility Agent or its designee.

            (iv) The Facility Agent may take any and all steps in the Seller's name and on behalf of the Seller and Purchaser necessary or desirable, in the determination of the Facility Agent, to collect all amounts due under any and all Pool Receivables, including, without limitation, endorsing the Seller's name on checks and other instruments representing Collections, enforcing such Pool Receivables and the related Contracts and Related Security, and adjusting, settling or compromising the amount or payment thereof, in the same manner and to the same extent as the Seller might have done.

            (c) The Facility Agent shall prepare and maintain the Approved Insurer List. The Facility Agent may at any time and from time to time review the Approved Insurer List to determine if any insurers should be added or removed or limited or if any designation should change, in each case in the Facility Agent's sole reasonable discretion based upon A.M. Best Company, Inc. or other applicable ratings and credit and other considerations deemed relevant or appropriate from time to time by the Facility Agent in its sole discretion. The Seller may request additions to the Approved Insurer List or redesignation of assigned Levels not more than once in any week. The Facility Agent will use reasonable efforts to respond to any such request within seven Business Days, provided that the Facility Agent and Purchaser will not incur any liability for failure to respond within such time period.

            In the event the Facility Agent changes the designation of any Approved Insurer to a lower Level (i) Pool Receivables relating to such Approved Insurer originated after such change in designation shall be subject to the new concentration limit and Receivables Purchase Rate for such Approved Insurer resulting from such change and (ii) in all reports and other information and for all other purposes under this Agreement, the Seller and the Collection Agent shall statistically segregate the Receivables relating to such Approved Insurer originated after such change in designation from those originated before such change; provided that in no event shall the aggregate Eligible Receivables relating to such Approved Insurer exceed the concentration limit applicable to such Approved Insurer prior to such change in designation.

            Section 6.6 Responsibilities of the Seller. Anything herein to the contrary notwithstanding:

            (a) The Seller shall perform all of its obligations under the Contracts related to the Pool Receivables and with respect to the Related Security to the same extent as if the Purchased Interest had not been sold hereunder and the exercise by the Facility Agent of its rights hereunder shall not relieve the Seller from such obligations or its obligations with respect to Pool Receivables and Related Security; and

            (b) Neither the Facility Agent nor any other Indemnified Party shall have any obligation or liability with respect to any Pool Receivables or related Contracts or Related Security, nor shall any of them be obligated to perform any of the obligations of the Seller thereunder.

            Section 6.7 Further Action Evidencing Purchases (a) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Facility Agent may reasonably request, in order to perfect, protect or more fully evidence the Purchased Interest, or to enable Purchaser or the Facility Agent to exercise and enforce any of their respective rights and remedies hereunder or under the Assignment or as is necessary or appropriate to maximize collections by Purchaser of the Receivables. Without limiting the generality of the foregoing, the Seller will upon the request of the Facility Agent: (i) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or desirable, or as the Facility Agent may so request, in order to perfect, protect or evidence the Purchased Interest; (ii) in accordance with applicable law and pursuant to the instructions of the Facility Agent, exercise any power of attorney granted in favor of the Seller by any Obligor under any Contract or otherwise; and (iii) during any period during which any Event of Investment Ineligibility shall have occurred and is continuing, mark its master data processing records evidencing such

Pool Receivables and related Contracts and Related Security with the legend set forth in Section 5.1(j).

            (b) The Seller hereby authorizes the Facility Agent to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relating to all or any of the Contracts, or Pool Receivables and the Related Security and Collections with respect thereto now existing or hereafter arising without the signature of the Seller where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering all or any of the Contracts, or Pool Receivables and the Related Security and Collections with respect thereto shall be sufficient as a financing statement where permitted by law.

            (c) If the Seller fails to perform any agreement contained herein, the Facility Agent may itself perform, or cause performance of, such agreement, and the expenses of the Facility Agent incurred in connection therewith shall be payable by the Seller under Section 11.1 or Section 12.6, as applicable.

            Section 6.8 Cost and Expenses of Collection Agent The cost and expenses incurred by the Collection Agent in carrying out its duties hereunder, including, without limitation, the fees and expenses incurred in connection with the enforcement of Receivables, shall be paid by the Collection Agent and the Collection Agent shall not be entitled to any reimbursement hereunder.

            Section 6.9 Collection Agent Not to ResignThe Collection Agent shall not resign from the obligations and duties hereby imposed on it hereunder except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law, and (ii) there is no reasonable action which can be taken to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Collection Agent pursuant to clause (i) hereof shall be evidenced by an opinion of counsel to such effect delivered to the Facility Agent. No such resignation shall be effective until a successor Collection Agent shall have assumed the responsibilities and obligations of the Collection Agent in accordance herewith.

            Section 6.10 Representations and Warranties of the Collection Agent The Collection Agent represents and warrants as follows:

            (a) The Collection Agent is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and has full corporate power, authority, and legal right to own its property and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and the other Purchase Documents. The Collection Agent is duly qualified to do business and is in good standing as a foreign corporation, in every jurisdiction where the nature of its business requires it to be so qualified.

            (b) The execution, delivery and performance by the Collection Agent of the Purchase Documents, and all other instruments and documents to be delivered by it hereunder, and the transactions contemplated hereby and thereby, are within the Collection Agent's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Collection Agent's charter or by-laws or
(ii) law or any Contract or Related Security or any other contractual restriction binding on or affecting the Collection Agent, and do not result in or require the creation of any Adverse Claim (other than pursuant hereto) upon or with respect to any of its properties.

            (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Collection Agent of any Purchase Document or any other instrument or document to be delivered by it hereunder, or for the perfection of or the exercise by the Facility Agent, Purchaser or any Indemnified Party of their respective rights and remedies under the Purchase Documents and such other instruments and documents, except for those referred to in Article III, all of which, on or prior to the date of the initial Purchase, will have been duly made and be in full force and effect.

            (d) This Agreement is, and each other Purchase Document when delivered hereunder will be, the legal, valid and binding obligation of the Collection Agent enforceable against the Collection Agent in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, and other similar laws affecting creditors' rights generally or by general principles of equity.

            (e) There is no pending or threatened action or proceeding affecting the Collection Agent before any court, governmental agency or arbitrator which is reasonably likely to materially adversely affect (i) the consolidated financial condition or operations of the Collection Agent or (ii) the ability of the Collection Agent to perform its obligations under any Purchase Document or any other instrument or document to be delivered by it hereunder, or which purports to affect the legality, validity or enforceability of any Purchase Document or any such other instrument or document.

            (f) The collection practices used by the Collection Agent with respect to the Receivables have been and will be, in all material respects, legal, proper, prudent and customary in the servicing of insurance premium finance receivables.

            (g) The servicing of Receivables contemplated by this Agreement is in the ordinary course of business of the Collection Agent.

                                   ARTICLE VII
                       EVENTS OF INVESTMENT INELIGIBILITY

            Section 7.1 Events of Investment Ineligibility If any of the following events ("Events of Investment Ineligibility") shall occur and be continuing:

            (a) (i) The Collection Agent (if a Selling Party or any other Affiliate of the Seller) shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clauses (ii) and (iii) of this Section 7.1(a)) and such failure shall remain unremedied for five Business Days or (ii) the Collection Agent (if a Selling Party or any other

Affiliate of the Seller) or the Seller shall fail to make any deposit of Collections for, or to make any payment in respect of, reduction of Capital when such deposit or payment is due to be made hereunder or (iii) the Collection Agent (if a Selling Party or any other Affiliate of the Seller) or the Seller shall fail to make any payment or deposit of interest, fees, indemnities or expenses or other amounts (other than as referred to in clause (ii) of this Section 7.1(a)) to be made by it hereunder or under any other Purchase Document within two Business Days following the date when due, or shall fail to make any other payment or deposit to be so made by it when due; or

            (b) The Seller shall fail to perform or observe any term, covenant or agreement contained in Section 5.1(n), 5.1(o), 5.2(d) or 5.3; or

            (c) Any representation or warranty or statement made by any Selling Party (or any of their respective officers) under or in connection with this Agreement, any other Purchase Document or any other document delivered in connection herewith (including without limitation any Purchaser Report or Insurance Carrier Exposure Report) shall prove to have been incorrect in any material respect when made or renewed; or

            (d) Any Selling Party shall fail to perform or observe any other term, covenant or agreement contained in this Agreement, any other Purchase Document or any other document delivered in connection herewith on its part to be performed or observed and any such failure shall remain unremedied for 10 days after written notice thereof shall have been given to such Selling Party by the Facility Agent or a Responsible Officer becomes aware; or

            (e) Any Selling Party shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $50,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or any default shall occur under the USA Finance Note; or

            (f) Any Purchase or any reinvestment pursuant to Section 2.5 shall for any reason (other than pursuant to the terms hereof) cease to create, or the Purchased Interest shall for any reason cease to be, a valid and perfected first priority ownership interest in each Pool Receivable and the Related Security and Collections with respect thereto or the Assignment shall for any reason cease to evidence in Purchaser legal and equitable title to, and ownership of, an ownership interest in Pool Receivables and Related Security; or

            (g) Any Selling Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Selling Party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any Selling Party shall take any corporate action to authorize any of the actions set forth above in this subsection (g); or

            (h) (i) The average Default Ratio as at the last day of any two consecutive calendar months shall exceed 3%; or (ii) the average Delinquency Ratio as at the last day of any two consecutive calendar months shall exceed 15%; (iii) or the Loss-to-Liquidation Ratio (A) as at the last day of any calendar month ending on or prior to December 31, 1996 shall exceed 3.125%, (B) as at the last day of any calendar month beginning after December 31, 1996 and ending on or prior to March 31, 1997 shall exceed 2.6%, or (C) as at the last day of any calendar month beginning after March 31, 1997 shall exceed 2%; or
(iv) as at the last day of any calendar month, the ratio (expressed as a percentage) computed as of the last day of such calendar month by dividing (i) the aggregate amount of unearned interest on all Pool Receivables by (ii) the aggregate Outstanding Balance of all Pool Receivables on such date is less than 5%; or

            (i) The Net Receivables Pool Balance shall be less than the outstanding Capital and such event shall continue for two consecutive Business Days after the date Seller knows of such event or the date on which written notice of such event shall have been given to the Seller by the Facility Agent or Purchaser; or

            (j) The Portfolio Yield Percentage as at the last day of any calendar month shall be less than 18%; or

            (k) There shall have occurred, in the opinion of the Facility Agent, any material adverse change in the financial condition or operations of any Selling Party since December 31, 1995, or there shall have occurred any event or condition which could materially adversely affect the collectibility of the Pool Receivables, or there shall have occurred any other event or condition which could materially adversely affect the ability of the Seller or any Originator to collect Pool Receivables or the ability of any Selling Party to perform its obligations under this Agreement or any other Purchase Document, or any Originator shall have its insurance premium finance license suspended, cancelled, withdrawn or revoked in any jurisdiction where the Outstanding Balance of Pool Receivables owing by Obligors residing in such jurisdiction exceeds $500,000 or there shall be imposed on any Selling Party a fine or administrative penalty of $15,000 or more; or

            (l) (i) USA Finance shall at any time cease to own, directly 100% of the outstanding shares of capital stock of the Seller or such stock shall become subject to any lien other than a lien in favor of Purchaser or the Facility Agent; (ii) USA Finance shall at any time cease to own directly 100% of the outstanding shares of capital stock of Gold Coast or National-Wide or such stock shall become subject to any lien; (iii) Steve Michaelson ceases to be the Chief Executive Officer of USA Finance; (iv) Steven P. Margolis ceases to be Chairman of the Board of USA Finance and Mark Margolis ceases to be President and Chief Operating Officer of USA Finance; or (v) Stephen P. Margolis ceases to be the Chairman of the Board of USA and is not replaced within 30 days with a person reasonably acceptable to Purchaser or Mark Margolis ceases to be President and Chief Operating Officer of USA Finance and is not replaced within 30 days with a person reasonably acceptable to Purchaser; or

            (m) A Collection Agent Default shall have occurred; or

            (n) The errors and omissions insurance required by Section 6.4(f) is terminated or not renewed; or

            (o) (i) Adjusted Tangible Net Worth of USA Finance is less than $3,000,000 plus 50% of the consolidated net income of USA Finance from the date of the initial Purchase; (ii) Tangible Net Worth of Gold Coast or National-Wide is less than the greater of $35,000 and the amount of statutory net worth required by any state in which Gold Coast or National-Wide, as the case may be, is licensed to do business; or (iii) Tangible Net Worth of the Seller is less than zero; or

            (p) Any deficiency noted in any audit performed in connection with or relating to this Agreement shall not have been cured to the Facility Agent's satisfaction within thirty days of the issuance of the audit report noting such deficiency; or

            (q) A final judgment is rendered against any Selling Party in an amount greater than $100,000 which is not covered by insurance and, within thirty days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within thirty days after the expiration of any such stay, such judgment is not discharged; or

            (r) Any material provision of the Origination Agreement, the Rights Agreement or the USA Guaranty after delivery thereof pursuant to Section 3.1 shall for any reason cease to be valid and binding on any Selling Party party thereto, or any such Selling Party shall so state in writing or USA Finance shall revoke the USA Guaranty or deny or disaffirm its obligations thereunder; or

            (s) (i) any litigation (including, without limitation, any derivative action), arbitration proceedings or governmental proceedings not disclosed to Purchaser prior to the date of the execution and delivery of this Agreement is pending against any Selling Party, or (ii) any material development not so disclosed has occurred in any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings so disclosed, which, in the case of clause (i) or (ii) above, has a reasonable likelihood of causing a material adverse effect on the collectibility of the Receivables or the ability of any Selling Party to perform hereunder or under the Purchase Documents; or

            (t) failure of USA Finance and its subsidiaries to establish and implement any policy, practice, system or procedure set forth in Schedule III by the applicable date set forth in Schedule III or the failure thereafter to maintain such policy, practice system or procedure; or

            (u) any default shall occur under the Demand Promissory Note dated as of September 18, 1996 made by USA Finance in favor or Purchaser,

then, and in any such event, the Facility Agent may, with the consent of Purchaser, by notice to the Seller declare the Facility Termination Date to have occurred, whereupon the Facility Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by the Seller; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Seller under the Federal Bankruptcy Code, the Facility Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Seller. Upon any such termination of the Facility, the Facility Agent and Purchaser shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, which rights shall be cumulative. Without limiting the foregoing or the general applicability of Article X hereof, Purchaser may elect to assign the Purchased Interest or any portion thereof to an Assignee following the occurrence of any Event of Investment Ineligibility.

                                  ARTICLE VIII
                            COLLECTION AGENT DEFAULTS

            Section 8.1 Collection Agent Defaults If any of the following events (a "Collection Agent Default") shall occur and be continuing:

            (a) any failure by the Collection Agent to deliver any Collection Agent's report to the Facility Agent pursuant to Section 6.4 or to make any payment, transfer or deposit hereunder or to give instructions or notice to the Facility Agent to make any payment, transfer, or deposit hereunder; or

            (b) failure on the part of the Collection Agent duly to observe or perform in any material respect any other covenants or agreements of the Collection Agent set forth in any Purchase Document, which continues unremedied for a period of 10 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Collection Agent by the Facility Agent; or the Collection Agent shall assign its duties under this Agreement, except as permitted by Section 6.2; or

            (c) any representation, warranty, or certification made by the Collection Agent in any Purchase Document or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which has a material adverse effect on the rights of Purchaser or the ability of Collection Agent to perform its obligations hereunder, and which continues to be incorrect in any material respect for a period of 15 days after the date on which written notice of such failure shall have been given to the Collection Agent by the Facility Agent; or

            (d) The Collection Agent shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Collection Agent seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Collection Agent shall take any corporate action to authorize any of the actions set forth above in this subsection (d); or

            (e) a final judgment is rendered against Gold Coast while acting as Collection Agent in an amount greater than $100,000 or any other Collection Agent not an Affiliate of Seller in an amount greater than $250,000 which is not covered by insurance and, within 30 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 30 days after the expiration of any such stay, such judgment is not discharged; or

            (f) the declaration of an event of default by the lender under any loan or credit agreement given by Collection Agent in connection with any single credit facility extended to Collection Agent which has at the time of the declaration of such default an outstanding principal balance of $50,000 or more; or

            (g) or a Termination Date occurs;

then, the Facility Agent, by notice then given in writing to the Collection Agent (a "Service Termination Notice"), may terminate all of the rights and obligations of the Collection Agent as Collection Agent under this Agreement (such termination being herein called a "Service Transfer"). After receipt by the Collection Agent of such Service Termination Notice, all authority and power of the Collection Agent under this Agreement shall pass to and be vested in successor Collection Agent (which may be the Facility Agent or a Person designated by the Facility Agent and, without limitation, the Facility Agent is hereby irrevocably authorized and empowered (such authorization coupled with an interest) by Collection Agent (upon the failure of the Collection Agent to cooperate) to execute and deliver, on behalf of the Collection Agent, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Collection Agent to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer.

            The Collection Agent agrees to cooperate with the Facility Agent and such successor Collection Agent in effecting the Service Transfer hereunder, including, without limitation, the transfer to such successor Collection Agent of all authority of the Collection Agent to service the Pool Receivables provided for under this Agreement and all authority over all Collections which shall on the date of transfer be held by the Collection Agent for deposit, or which have been deposited by the Collection Agent or the Facility Agent in the Collection Account or which shall thereafter be received with respect to the Pool Receivables, and in assisting the successor Collection Agent and in enforcing all rights under this Agreement including, without limitation, allowing the successor Collection Agent personnel access to the Collection Agent's premises for the purpose of collecting payments on the Pool Receivables made at such premises. The Collection Agent shall promptly transfer its electronic records relating to the Contracts to the successor Collection Agent in such electronic form as the successor Collection Agent may reasonably request and shall promptly transfer to the successor Collection Agent all other records, correspondence, and documents necessary for the continued servicing of the Pool Receivables in the manner and at such times as the successor Collection Agent shall reasonably request. The Collection Agent shall deliver the files relating to the Pool Receivables to the successor Collection Agent.

                                   ARTICLE IX
                               THE FACILITY AGENT

            Section 9.1 Authorization and Action Purchaser hereby appoints and authorizes the Facility Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the other Purchase Documents and each other instrument or document furnished pursuant hereto as are delegated to the Facility Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto, and is hereby authorized and empowered to make the withdrawals and payments from the Collection Account, the Principal Account and the Interest Account in accordance with this Agreement. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement of the Assignment, the other Purchase Documents and such other instruments and documents), the Facility Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instruction of Purchaser, and such instructions shall be binding upon all parties hereto and all Assignees; provided, however, that the Facility Agent shall not be required to take any action which exposes the Facility Agent to personal liability or which is contrary to this Agreement, the Assignment, the other Purchase Documents or any other instrument or document furnished pursuant hereto or applicable law. The Facility Agent agrees to give to Purchaser prompt notice of each notice given to it by the Seller, or by it to the Seller, pursuant to the terms of this Agreement, the Assignment, the other Purchase Documents or any other instrument or document furnished pursuant hereto.

            Section 9.2 Facility Agent's Reliance, Etc Neither the Facility Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Facility Agent under or in connection with this Agreement, the Assignment, the other Purchase Documents or any other instrument or document furnished pursuant hereto (including, without limitation, the Facility Agent's servicing, administering or


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

collecting Pool Receivables as Collection Agent pursuant to Section 6.2), except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, except as otherwise agreed by the Facility Agent and Purchaser, the Facility Agent: (i) may consult with legal counsel (including counsel for the Seller), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to Purchaser or any other Indemnified Party and shall not be responsible to Purchaser or any other Indemnified Party for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement, the Assignment, the other Purchase Documents or any other instrument or document furnished pursuant hereto; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the Assignment, the other Purchase Documents or any other instrument or document furnished pursuant hereto on the part of the Seller or to inspect the property (including the books and records) of the Seller; (iv) shall not be responsible to Purchaser or other Indemnified Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Assignment, the other Purchase Documents or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement, the Assignment, the other Purchase Documents or any other instrument or document furnished pursuant hereto by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telecommunication) believed by it to be genuine and signed or sent by the proper party or parties.

            Section 9.3 Indemnification Purchaser agrees to indemnify the Facility Agent (to the extent not reimbursed by the Seller), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Facility Agent, in any way relating to or arising out of this Agreement, the Assignment, the other Purchase Documents or any other instrument or document furnished pursuant hereto or any action taken or omitted by the Facility Agent under this Agreement, the Assignment, the other Purchase Documents or any such instrument or document, provided that Purchaser shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Facility Agent's gross negligence or willful misconduct. Without limitation of the foregoing but subject to the provisos to the preceding sentence, Purchaser agrees to reimburse the Facility Agent promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Facility Agent, respectively, in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, the Assignment, the other Purchase Documents or any other instrument or document furnished pursuant hereto, to the extent the Facility Agent is not reimbursed for such expenses by the Seller.

                                    ARTICLE X
                       ASSIGNMENTS OF PURCHASED INTERESTS

            Section 10.1 Asignment This Agreement may not be assigned by the Seller. The Facility Agent and Purchaser may at any time assign all or any portion of their respective rights and obligations under this Agreement to any Person. The Seller consents and agrees that Purchaser intends to and is entitled to assign the Purchased Interest (or any portion thereof) to any Person. The Seller agrees to perform its obligations hereunder for the benefit of any Assignee and that any Assignee may and is entitled to (but shall have no obligation to) enforce the provisions of this Agreement and exercise the rights of Purchaser to enforce the obligations of the Seller hereunder without the consent or joinder of Purchaser.

            Section 10.2 Annotation of Assignment Purchaser may annotate the Assignment to reflect any assignments made pursuant to Section 10.1 or otherwise.

                                   ARTICLE XI
                           GRANT OF SECURITY INTEREST

            Section 11.1 Grant of Security Interest The Seller hereby assigns and pledges to the Facility Agent for the benefit of itself, Purchaser and each other Indemnified Party from time to time, and hereby grants to the Facility Agent for the benefit of itself, Purchaser and each other Indemnified Party from time to time, a security interest in and to, all of the Seller's right, title and interest in and to the following (collectively the "Collateral"):

            (a) the Origination Agreement;

            (b) all rights to receive moneys due and to become due under or pursuant to the Origination Agreement;

            (c) the right to perform under the Origination Agreement and to compel performance and otherwise exercise all remedies thereunder; and

            (d) all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds which constitute property of the types described in clauses (a) through (c) of this Section 11.1).

            Section 11.2 Security for Obligations The assignment, pledge and security interest granted under this Article XI secures the payment of all obligations of the Seller now or hereafter existing from time to time under this Agreement and the other Purchase Documents, whether for Collections received or deemed to have been received by the Seller, interest, fees, costs, expenses, taxes, indemnification or otherwise (all such obligations being the "Obligations.").

            Section 11.3 Seller Remains Liable Anything herein to the contrary notwithstanding, (a) the Seller shall remain liable under the Origination Agreement to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Facility Agent of any of the rights hereunder shall not release the Seller from any of its duties or obligations under the Origination Agreement, and (c) neither the Facility Agent nor Purchaser nor any other Indemnified Party shall have any obligation or liability under the Origination Agreement by reason of this Article XI, nor shall the Facility Agent or Purchaser or any other Indemnified Party be obligated to perform any of the obligations or duties of the Seller thereunder.

            Section 11.4 Further Assurances (a) The Seller agrees that from time to time, at the expense of the Seller, the Seller will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Facility Agent may reasonably request, in order to perfect, protect or more fully evidence the assignment and security interest granted or purported to be granted hereby or to enable the Facility Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Seller will upon the request of the Facility Agent execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as the Facility Agent may reasonably request, in order to perfect, protect or evidence the assignment and security interest granted or purported to be granted hereby.

            (b) The Seller hereby authorizes the Facility Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Seller where permitted by law, and the Facility Agent shall notify the Seller of each such filing. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

            Section 11.5 Payments With Respect to Collateral (a) The Seller agrees, and has effectively so instructed each other party to the Origination Agreement, that all payments due or to become due by any Originator under
Section 9 of the Origination Agreement shall be made directly to the Facility Agent by direct deposit to the Collection Account and that all other payments (including, without limitation, payments under Section 3 of the Origination Agreement) shall be made in accordance with the provisions of the Origination Agreement. If the Seller receives any such payments which would otherwise be payable to the Facility Agent, within three Business Days following its receipt thereof it will deposit such payments to the Collection Account.

            (b) Except as set forth in Section 11.8, all moneys received pursuant to subsection (a) above shall be applied to the payment of any Obligations payable, and remaining unpaid, by the Seller at the time of such receipt, and all remaining moneys shall be released by the Facility Agent to the Seller or at its order.

            Section 11.6 Facility Agent May Perform If the Seller fails to perform any agreement contained herein, the Facility Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Facility Agent incurred in connection therewith shall be payable by the Seller under Section 13.6.

            Section 11.7 The Facility Agent's Duties The powers conferred on the Facility Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Facility Agent shall have no duty as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral or as against any parties or any other rights pertaining to any Collateral. The Facility Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

            Section 11.8 Remedies If any Event of Investment Ineligibility shall have occurred and be continuing:

            (a) The Facility Agent may exercise any and all rights and remedies of the Seller under or in connection with the Origination Agreement or otherwise in respect of the Collateral, including, without limitation, any and all rights of the Seller to demand or otherwise require performance of any provision of the Origination Agreement.

            (b) The Facility Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC in effect in the State of California (whether or not such UCC applies to the affected Collateral).

            (c) All payments received by the Seller in respect of the Collateral shall be received in trust for the benefit of the Facility Agent, shall be segregated from other funds of the Seller and shall be forthwith paid over to the Facility Agent in the same form as so received (with any necessary endorsement).

            (d) All payments made in respect of the Collateral, and all cash proceeds in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, received by the Facility Agent will be promptly applied (after payment of any amounts payable to the Facility Agent pursuant to Section 13.6) in whole or in part by the Facility Agent for Purchaser or the applicable Indemnified Parties against all or any part of the Obligations in such order as the Facility Agent shall elect. Any surplus of such payments or cash proceeds held by the Facility Agent and remaining after payment in full of all the Obligations shall be paid over to the Seller or to whomsoever may be lawfully entitled to receive such surplus.

                                   ARTICLE XII
                                 INDEMNIFICATION

            Section 12.1 Indemnities by the Seller Without limiting any other rights which any Indemnified Party may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "Indemnified Amounts") growing out of or resulting from this Agreement or any document related hereto or the use of proceeds of Purchases or reinvestments or the ownership of the Purchased Interest or in respect of any Receivable or any Contract or Related Security, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables or (c) any income taxes incurred by such Indemnified Party arising out of or as a result of this Agreement or any document related hereto or the ownership of the Purchased Interest or in respect of any Receivable or any Contract or Related Security. Without limiting or being limited by the foregoing, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from:

            (i) any Receivable becoming a Pool Receivable which is not at the date thereof an Eligible Receivable or which thereafter ceases to be an Eligible Receivable;

            (ii) reliance on any representation or warranty or statement made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement, or any other Purchase Document (including without limitation any Purchaser Report or Insurance Carrier Exposure Report) which shall have been incorrect when made;

            (iii) the failure by the Seller or the Collection Agent to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract or any Related Security, or the nonconformity of any Pool Receivable or the related Contract or any Related Security with any such applicable law, rule or regulation;

            (iv) the failure to vest in Purchaser a valid and perfected ownership interest in the Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, free and clear of any Adverse Claim;

            (v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, whether at the time of any Purchase or reinvestment or at any subsequent time;

            (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from any insurance policy related to such Receivable or the furnishing or failure to furnish such insurance policy;

            (vii) any failure of the Seller to perform its duties or obligations in accordance with the provisions of Article VI, or any failure of the Seller to perform its duties or obligations under any Contract or under this Agreement or any other Purchase Document;

            (viii) any investigation, litigation or proceeding related to this Agreement or any other document or the use of proceeds of Purchases or reinvestments or the ownership of the Purchased Interest or in respect of any Receivable, Related Security or Contract;

            (ix) the commingling of Collections of Pool Receivables at any time with other funds;

            (x) any claim by any Assignee; or

            (xi) during any period during which any Selling Party is the Collection Agent, any cancellation of any insurance policy in such a manner (due to timing or otherwise) that would cause the unearned or return premiums related thereto to be less than those premiums otherwise returnable upon proper and timely cancellation of such policy in accordance with the Credit and Collection Policy.

            Any amount payable under the indemnification provisions of this
Section 12.1 shall be paid by the Seller to the Facility Agent for the account of the appropriate Indemnified Party within twenty Business Days following such Indemnified Party's demand therefor given in writing to the Seller with a copy to the Facility Agent.

            Section 12.2 Indemnities by the Collection Agent The Collection Agent hereby agrees to indemnify each Indemnified Party from all Indemnified Amounts in respect of any action taken, or failure to take any action by the Collection Agent (but with respect to any successor Collection Agent not an Affiliate of the Seller, not by any predecessor Collection Agent) with respect to any Receivable. This indemnity shall survive any Service Transfer (but a Collection Agent's obligations under this Section 12.2 shall not relate to any actions of any successor Collection Agent after a Service Transfer) and any payment of the amount owing under any Receivable; provided, however, that in the case of a successor Collection Agent not an Affiliate of the Seller, such indemnity shall apply only in respect of any negligent action taken, negligent failure to take any action, reckless disregard of duties hereunder, bad faith, or willful misconduct by such successor Collection Agent in any way relating to or arising out of this Agreement or the obligations created hereby. The Collection Agent's obligations under this Section 12.2 shall survive termination of this Agreement.

                                  ARTICLE XIII
                                  MISCELLANEOUS

            Section 13.1 Amendments, Etc No amendment or waiver of any provision of this Agreement or any other Purchase Document, and no consent to any departure by the Seller or the Collection Agent herefrom, shall in any event be effective unless the same shall be in writing and signed by Purchaser, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            Section 13.2 Notices, Etc All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telecommunication) and mailed, telecommunicated or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall, when mailed or telecommunicated, be effective when deposited in the mails or telecommunicated, respectively, except that notices and communications to the Facility Agent pursuant to Article II shall not be effective until received by the Facility Agent.

            Section 13.3 No Waiver; Remedies No failure on the part of the Facility Agent, Purchaser or any other Indemnified Party to exercise, and no delay in exercising, any right hereunder or under any other Purchase Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            Section 13.4 Binding Effect; Assignability This Agreement shall be binding upon and inure to the benefit of the Seller, the Collection Agent, the Facility Agent, Purchaser and each other Indemnified Party and their respective successors and assigns (subject to the limitations on assignment contained herein), except that the Seller shall not have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of Purchaser. This Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Collection Date; provided, however, that rights and remedies with respect to the indemnification provisions of Article XII and Section 13.6 shall be continuing and shall survive any termination of this Agreement.

            Section 13.4 Binding Effect; Assignability This Agreement and the Assignment shall be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that perfection or the effect of non-perfection of the interests of Purchaser, or remedies hereunder, in respect of the Receivables, any Related Security or any Collections in respect thereof are governed by the laws of a jurisdiction other than the State of New York.

            Section 13.6 Costs, Expenses and Taxes (a) In addition to the rights of indemnification granted to the Indemnified Parties under Article XII hereof,
(i) the Seller agrees to pay on demand all out-of-pocket expenses (including travel, lodging, meal and car expenses) of Facility Agent and Purchaser relating to consulting and other services provided by a senior operations officer of the Facility Agent to the Seller and the other Selling Parties for a period of approximately one month and (ii) the Seller agrees to pay on demand all other costs and expenses in connection with the preparation, execution, delivery, administration (including periodic auditing), modification and amendment of this Agreement, the Assignment, and the other Purchase Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Facility Agent and Purchaser with respect thereto and with respect to advising the Facility Agent and Purchaser as to its rights and remedies under this Agreement or any other Purchase Document; provided, however, that, with respect to clause (ii), in connection with the preparation, execution and delivery of the documents required in connection with the initial Purchase under Section 3.1 hereof the Seller shall only be obligated to pay out-of-pocket fees and expenses (including reasonable fees of Facility Agent's counsel plus disbursements incurred before and after the delivery of the letter agreement relating hereto) not exceeding $100,000. The Seller further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Assignment, and the other Purchase Documents, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 13.6(a).

            (b) In addition, the Seller shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the Assignment or any other Purchase Document, and agrees to save each Indemnified Party harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

            Section 13.7 Confidentiality (a) Except to the extent otherwise required by applicable law, each of the Seller and the Collection Agent agrees to maintain the confidentiality of this Agreement, the Assignment and the other Purchase Documents delivered hereunder (and all drafts thereof) and not to disclose this Agreement, the Assignment or any other Purchase Documents or such drafts to third parties (other than to its Affiliates and to its and its Affiliates' respective directors, officers, employees, accountants or counsel); provided, however, that this Agreement may be disclosed to third parties to the extent such disclosure is (i) required in connection with a sale of securities of the Seller, the Originators or USA Finance, (ii) made solely to persons who are legal counsel for the purchaser or underwriter of such securities, (iii) limited in scope to the provisions of Articles V, VII, XII and, to the extent defined terms are used in Articles V, VII and XII, such terms defined in Article I of this Agreement and (iv) made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Facility Agent; and provided, further, however, that Seller or the Collection Agent may disclose any such information (A) as has become generally available to the public, (B) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over the Seller or its Affiliates (whether in the United States or elsewhere), (C) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation or regulatory proceeding or (D) in order to comply with any law, order, regulation or ruling applicable to the Seller, the Collection Agent or its Affiliates.

            (b) Each of the Facility Agent and Purchaser agrees to maintain the confidentiality of, and not to disclose (other than to employees, auditors, accountants, counsel or other representatives of the Facility Agent, Purchaser and their respective Affiliates, whether existing at the date of this Agreement or any subsequent time, or to another Person if such Person or such Person's holding or parent company or the Facility Agent or Purchaser in its sole discretion determines that any such Person needs to have access to such information in connection with the business or operations of the Facility Agent or Purchaser, who shall in each case be instructed to maintain such confidentiality), any information with respect the Seller which is furnished pursuant to this Agreement, provided that each of the Facility Agent and

Purchaser may disclose any such information (i) as has become generally available to the public, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over the Facility Agent or Purchaser or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation or regulatory proceeding, (iv) in order to comply with any law, order, regulation or ruling applicable to the Facility Agent or Purchaser, or (v) to any Assignee or prospective Assignee.

            Section 13.8 Execution in Counterparts; Severability This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement. In case any provision in or obligation under this Agreement or any Assignment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. The acknowledgements attached to the signature pages of this Agreement are incorporated in and made a part of this Agreement by this reference.

            Section 13.9 Release If during or upon the commencement of a Standard Amortization Period, any Selling Party enters into an agreement to finance or sell Receivables, the Facility Agent agrees to release, without recourse or warranty, any interest in any Receivable originated after the commencement of such Standard Amortization Period, such release to be at the expense of Seller.

            Section 13.10 Consent to Jurisdiction; Waiver of Jury Trial Waiver of Jury Trial.

            (a) THE SELLER, THE COLLECTION AGENT, THE FACILITY AGENT AND PURCHASER HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH UNDER ITS NAME ON THE SIGNATURE PAGES HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. THE SELLER, THE COLLECTION AGENT, THE FACILITY AGENT AND PURCHASER EACH HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE SELLER, THE COLLECTION AGENT, THE FACILITY AGENT AND PURCHASER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER


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

PERMITTED BY LAW OR AFFECT ANY PARTY'S RIGHT TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

            (b) EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   CONTRACT FUNDING CORP.,
                                   as Seller


                                   By: /s/ Stephen E. Michaelson
                                           --------------------------------
                                              Stephen E. Michaelson
                                                 Vice President

                                   Address: One Commerce Center
                                            Suite 726
                                            12th & Orange Streets
                                            Wilmington, Delaware  19801

                                   Attention:______________________________
                                   Telecopy No: (302)


                                   GOLD COAST FINANCE, INC.,
                                   as Collection Agent


                                   By: /s/ Stephen E. Michaelson
                                           --------------------------------
                                              Stephen E. Michaelson
                                                 Vice President

                                   Address:   1111 Park Centre Road
                                              Suite 300
                                              Miami, Florida 33169
                                   Attention: Stephen E. Michaelson
                                   Telecopy No.:(305) 624-8770

                                   SUNAMERICA FINANCIAL RESOURCES, INC.
                                   as Facility Agent and Purchaser

                                   By: /s/ Carl J. Finzer
                                           --------------------------------
                                                 Carl J. Finzer
                                            Executive Vice President

                                   Address:   15303 Ventura Blvd., Suite 1600
                                              Sherman Oaks, California 91403
                                   Attention: Thomas N. Hansen
                                   Telecopy No.:  (818) 783-6815
                                   With copy to: Lawrence M. Goldman
                                                 15303 Ventura Boulevard
                                                 Sherman Oaks, California 91403
                                   Telecopy No.: (818)783-6815

                                    EXHIBIT A

                               FORM OF ASSIGNMENT


     FOR VALUE RECEIVED, in accordance with the Receivables Purchase and Sale Agreement (as amended, supplemented or otherwise modified from time to time, the "Purchase Agreement"; capitalized terms used but not defined herein are used with the meanings ascribed thereto in the Purchase Agreement) dated as of September 18, 1996, among Contract Funding Corp., as Seller, Gold Coast Finance, Inc., as Collection Agent, and SunAmerica Financial Resources, Inc., as Purchaser and, in its capacity as agent for Purchaser, Facility Agent, the undersigned does hereby sell, transfer, assign, set over and otherwise convey without recourse (except as expressly provided in the Purchase Agreement) to Facility Agent for the account of Purchaser and each successive Assignee thereof all right, title, and interest of the undersigned, whether now owned or hereafter acquired, in, to and under the following: (i) all Receivables, (ii) all Related Security with respect to such Receivables including, without limitation, (A) all of the interest of the undersigned in any right to receive payment from a Related Insurer in respect of unearned or return insurance premiums, and in respect of loss payments which reduce such premiums, securing payment of the loan or other financing which gave rise to such Receivables, and any right to receive state guaranty fund reimbursements in respect of any Related Insurer, (B) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivables, whether pursuant to the Contract related to such Receivables or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivables, (C) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivables whether pursuant to the Contract relating to such Receivables or otherwise and all rights of the undersigned under the Origination Agreement, (iii) all cash collections and other proceeds of or related to such Receivables including, without limitation, all cash proceeds of Related Security with respect to such Receivables, and any collections of such Receivables deemed to have been received pursuant to the Purchase Agreement and
(iv) all proceeds in any way derived from any of the foregoing. The foregoing sale does not constitute and is not intended to result in the creation, or any assumption by the Facility Agent, Purchaser or any Assignee of any obligation of the Seller, any Originator, insurers or any other Person in connection with the Receivables, any insurance policy or any agreement or instrument relating to any of them.

     This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Purchase Agreement and is to be governed by the Purchase Agreement.

     This Assignment shall be governed by, and construed in accordance with the laws of the State of New York. The acknowledgment attached hereto is incorporated in and made a part of this Assignment by this reference.

     IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed this ____ day of September, 1996.

                                            CONTRACT FUNDING CORP.,
                                            a Delaware corporation


                                            By
                                               --------------------------------
                                                 Stephen E. Michaelson
                                                 Vice President

                                    EXHIBIT F

                    FORM OF RECEIVABLES ORIGINATION AGREEMENT


     This RECEIVABLES ORIGINATION AGREEMENT dated as of September 18, 1996 is among GOLD COAST FINANCE, INC., a Florida corporation ("Gold Coast"), NATIONAL-WIDE PREMIUM FINANCE CORPORATION, a Florida corporation
("National-Wide" and, collectively with Gold Coast, as sellers, the "Sellers"), and CONTRACT FUNDING CORP., a Delaware corporation, as purchaser ("Funding").

     PRELIMINARY STATEMENTS:

     (1) The Sellers and Funding wish to set forth the terms pursuant to which the Receivables (as defined in the Purchase Agreement (as hereinafter defined)) and related property are to be sold by the Sellers to Funding, which Receivables and related property will be transferred by Funding, pursuant to the Receivables Purchase and Sale Agreement dated as of September 18, 1996 (said Agreement, as it may be amended, modified or supplemented from time to time, being the "Purchase Agreement"), among Contract Funding Corp., as seller, Gold Coast Finance, Inc., as collection agent, and SunAmerica Financial Resources, Inc., as facility agent and purchaser, to SunAmerica Financial Resources, Inc.

     (2) Terms not defined in this Agreement shall have the meanings assigned to such terms in the Purchase Agreement.

     (3) It is a condition precedent to the making of Purchases by Purchaser under the Purchase Agreement that the Sellers and Funding shall have executed, delivered and become bound by this Agreement.

     NOW, THEREFORE, the parties agree as follows:

     Section 1. Purchase and Sale of Receivables. (a) Each Seller will, from time to time until the Termination Date, forthwith sell to Funding, and Funding will, from time to time until the Termination Date, forthwith purchase from such Seller, to be included in the Receivables Pool, all right, title and interest of such Seller in and to all (i) present and future Receivables, (ii) Collections and other proceeds and (iii) Related Security (collectively, the "Transferred Property"), if any, with respect thereto, which Receivables are owed from time to time to such Seller by Designated Obligors for a purchase price at least equal to the fair market value of such Receivables computed as set forth in
Section 5.1(l) of the Purchase Agreement (the "Purchase Price"). Funding and each Seller further agree that each such purchase and sale of each such Receivable, and the Collections and other proceeds and Related Security with respect thereto, is made hereby and shall be effective the later of the date such Receivable is created or the date of this Agreement.

     (b) In consideration for the Receivables, Funding shall on the effective date of each purchase and sale pay to the Sellers in cash an amount equal to the Purchase Price.

     (c) In connection with the foregoing conveyance, each Seller agrees to record and file, at its own expense, a financing statement with respect to the Receivables now existing and hereafter created meeting the requirements of applicable state law in such manner as is necessary to perfect the sale of the Receivables to Funding, and the proceeds thereof (and any continuation statements as are required by applicable state law), and to deliver a file-stamped copy of each such financing statement (or continuation statement) or other evidence of such filings (which may, for purposes of this Section, consist of telephone confirmation of such filing with the file-stamped copy of each such filing to be provided to Funding in due course), as soon as is practicable after receipt by such Seller thereof. Each Seller further agrees, at its own expense, on or prior to the date of this Agreement to execute an Assignment substantially in the form of Exhibit A hereto.

     The parties hereto intend that each conveyance hereunder be a sale of the Receivables and the other Transferred Property from each Seller to Funding and not a financing secured by such assets; and the beneficial interest in and title to the Receivables and the other Transferred Property shall not be a part of such Seller's estate in the event of the filing of a bankruptcy petition by or against Seller under any bankruptcy law. In the event that any conveyance hereunder is for any reason not considered a sale, the parties intend that this Agreement constitute a security agreement (as defined in the UCC as in effect in the State of California) under the UCC, and each Seller hereby grants to Funding a first priority perfected security interest in, to and under the Receivables and the other Transferred Property, and other property conveyed hereunder and all proceeds of any of the foregoing for the purpose of securing payment and performance of all obligations of such Seller to Funding, and that this Agreement constitute a security agreement under applicable law.

     Section 2. Covenants of Sellers. Each Seller hereby agrees as follows:

          (a) Such Seller shall make each sale hereunder of Receivables to be transferred by such Seller to Funding hereunder in accordance with Section 5.1(l) of the Purchase Agreement.

          (b) Such Seller will comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Receivables transferred or to be transferred by it to Funding hereunder and related Contracts, Related Security and Collections with respect thereto, including without limitation the payment before the same becomes delinquent of all taxes, assessments and governmental charges imposed upon such Seller or its property except to the extent contested in good faith and by proper proceedings and for which it is maintaining adequate reserves in accordance with generally accepted accounting principles.

          (c) Such Seller will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the nature of its business requires it to be so qualified.

          (d) Such Seller will, at any time and from time to time during regular business hours, permit the Facility Agent and Purchaser, individually or collectively, or their respective agents or representatives, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of such Seller relating to Pool Receivables and the Related Security, including, without limitation, the related Contracts, and
     (ii) to visit the offices and properties of such Seller for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Pool Receivables and the Related Security or any Selling Party's performance hereunder or under the Purchase Agreement or any other Purchase Document or the Contracts with any of the officers or employees of such Seller having knowledge of such matters.

          (e) Such Seller will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables transferred or to be transferred by it to Funding hereunder in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary for the collection of all Receivables transferred or to be transferred by it to Funding hereunder (including, without limitation, records adequate to permit the daily identification of each new such Receivable and all Collections of and adjustments to each existing such Receivable).

          (f) Such Seller will timely perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables or under any Related Security.

          (g) Such Seller will keep its chief place of business and chief executive office at the address of such Seller referred to in Section 6(h) hereof or, upon 30 days' prior written notice to the Facility Agent, at any other locations in a jurisdiction where all action required by Section 8 hereof shall have been taken.

          (h) Such Seller will comply in all material respects with each applicable Credit and Collection Policy in regard to any of the Receivables transferred or to be transferred by it to Funding hereunder and the related Contracts and Related Security with respect thereto.

          (i) Such Seller will hold in trust all Collections received by such Seller (including, without limitation any Collections deemed to have been received by such Seller pursuant to Section 3 hereof) and deposit such Collections directly (that is, without any interim deposit to any deposit account) to the Collection Account on the Business Day of such Seller's receipt or deemed receipt thereof.

          (j) Such Seller will furnish to Funding:

              (i) as soon as possible and in any event within two Business Days after any Responsible Officer of such Seller obtains knowledge of the occurrence of each Event of Investment Ineligibility and each event which, with the giving of notice or lapse of time, or both, would constitute an Event of Investment Ineligibility, continuing on the date of such statement, a statement of any Responsible Officer of such Seller (unless a statement with respect to such Event of Investment Ineligibility or event has previously been so furnished by any Responsible Officer of Funding pursuant to Section 5.2(d) of the Purchase Agreement) setting forth details of such Event of Investment Ineligibility or event and the action which such Seller has taken and proposes to take with respect thereto; and

              (ii) such other information, documents, records or reports respecting the Receivables, the Related Security or the Contracts or the condition or operations, financial or otherwise, of such Seller or any of its subsidiaries as the Facility Agent or Purchaser may from time to time reasonably request.

          (k) Such Seller will not sell, assign (by operation of law or otherwise) or otherwise transfer, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon or with respect to, any Receivable transferred or to be transferred by such Seller to Funding hereunder or any Related Security or Collections in respect thereof, or upon or with respect to any related Contract or any account to which any Collections of any such Receivable are sent, or assign any right to receive income in respect thereof.

          (l) Except as otherwise permitted in Section 6.4 of the Purchase Agreement, such Seller will not extend, amend or otherwise modify the terms of any Receivable transferred or to be transferred by such Seller to Funding hereunder, or amend, modify or waive any term or condition of any Contract or Related Security related thereto.

          (m) Such Seller will not, except as required by law or regulation or regulatory authorities (as notified in writing to the Facility Agent at least ten Business Days prior to such change), make any change in the character of its business or in any Credit and Collection Policy, which change would be reasonably likely to impair the collectibility of any Receivable transferred or to be transferred by such Seller to Funding hereunder.

          (n) Such Seller will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collection Account cash or cash proceeds other than Collections of Pool Receivables and Related Security.

          (o) Such Seller will not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (except as contemplated hereby) to any Person.

          (p) Such Seller will not change its name or identity, or its chief executive office, unless at least 30 days prior to the effective date of any such change such Seller delivers to the Facility Agent UCC financing statements, executed by Funding and such Seller, necessary to reflect such change and to continue the perfection of the ownership interests created by the Purchase Documents.

          (q) Each Seller agrees to treat this conveyance for all purposes (including without limitation tax and financial accounting purposes) as a sale on all relevant books, records, tax returns, financial statements and other applicable documents.

          (r) Each Seller shall at all times provide the Facility Agent or its agents or representatives with access (via a license and custody agreement or otherwise) to software which will enable the Facility Agent to operate such Seller's premium finance receivable accounting and operations systems on an IBM AS/400 computer or other system acceptable to the Facility Agent.

     Section 3. Collections; Yield Maintenance. Each Seller hereby agrees that if on any day the Outstanding Balance of a Receivable transferred by such Seller to Funding hereunder is either reduced or cancelled as a result of (a) any cancellation of a Contract prior to the date on which Funding has made funds available to or for the account of any related Obligor, or (b) such Seller's receipt of any prepayment by any Obligor of amounts payable under a Contract, or
(c) any adjustment, or any other modification to, termination of, or rejection of, any Contract by any Selling Party or any Affiliate thereof (other than any adjustment or modification made in accordance with the provisions of Section 6.4 of the Purchase Agreement by Gold Coast as Collection Agent), or (d) a setoff in respect of any claim by the Obligor thereof against any Selling Party or any Affiliate thereof (whether such claim arises out of the same or a related transaction or an unrelated transaction), such Seller shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation and shall make the deposit required in connection therewith pursuant to Section 2(i) hereof. If on any day any of the representations or warranties in Section 6(g) hereof proves not to have been true when made or deemed made hereunder with respect to a Receivable transferred by any Seller to Funding hereunder, such Seller shall be deemed to have received on such day a Collection in full of such Receivable and shall make the deposit required in connection therewith pursuant to Section 2(i) hereof. All Collections received from an Obligor of any Receivable shall be applied (A) to Receivables then outstanding of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, except if payment is designated by such Obligor for application to specific Receivables, and (B) first, to principal and other amounts owed by such Obligor in respect of such Receivable other than accrued interest and late fees, and second, to accrued interest and late fees in respect of such Receivable. If the funds on deposit in the Collection Account on the first Business Day following any Settlement Period are insufficient for the Facility Agent to distribute such funds, in the order required, in payment in full of the accrued Yield on the Purchased Interest, the Sellers, as joint and several obligors, shall on such first day pay directly to the Facility Agent for the account of Purchaser the amount of such insufficiency.

     Section 4. Performance of Agreements. Each Seller consents to, and agrees to perform all actions required to be, or contemplated as being, performed by it under, and to do all other actions required for the performance and observance of, the terms and provisions of Articles V and VI of the Purchase Agreement with respect to such Seller or the Transferred Property.

     Section 5. Payments. Each Seller agrees that all payments and deposits to be made by it under this Agreement will be made in accordance with Sections 2.8 and 2.12 of the Purchase Agreement.

     Section 6. Representations and Warranties of the Sellers. Each Seller hereby represents and warrants as follows:

          (a) Such Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Agreement and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

          (b) The execution, delivery and performance by such Seller of this Agreement, and the transactions contemplated hereby, and such Seller's use of the proceeds of Purchases and reinvestments, are within such Seller's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) such Seller's charter or by-laws or (ii) law or any Contract or Related Security or any other contractual restriction binding on or affecting such Seller, and do not result in or require the creation of any Adverse Claim (other than pursuant hereto) upon or with respect to any of its properties; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Seller of this Agreement, or for the perfection of or the exercise by Funding, the Facility Agent, Purchaser, or any Indemnified Party of their respective rights and remedies under this Agreement or the other Purchase Documents, except for the filings of the financing statements referred to in Article III of the Purchase Agreement, all of which, on or prior to the date of the initial Purchase, will have been duly made and be in full force and effect.

          (d) This Agreement is the legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, except to the extent that its enforceability may be limited by the applicable bankruptcy, insolvency, reorganization, and other similar laws affecting creditors' rights generally or by general principles of equity.

          (e) There is no pending or, to the knowledge of such Seller, threatened action or proceeding affecting such Seller or any of its subsidiaries before any court, governmental agency or arbitrator (i) which is reasonably likely to materially adversely affect (A) the consolidated financial condition or operations of such Seller and its consolidated subsidiaries taken as a whole or (B) the ability of such Seller or Funding to perform its obligations under this Agreement, the Purchase Agreement, or the other Purchase Documents, or (ii) which purports to affect the legality, validity or enforceability of the Purchase Agreement or the other Purchase Documents.

          (f) No proceeds of any Purchase or reinvestment will be used by such Seller to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

          (g) Immediately prior to the transfer hereunder to Funding of any Receivable by such Seller, such Seller is the legal and beneficial owner of such Receivable and the Related Security with respect thereto free and clear of any Adverse Claim except as created by this Agreement or the Purchase Agreement. Upon each transfer hereunder to Funding of any Receivable by such Seller, Funding will acquire a valid and perfected first priority ownership interest in such Receivable and in the Related Security and Collections with respect thereto free and clear of any Adverse Claim except as created by this Agreement or by the Purchase Agreement. No effective financing statement or other instrument similar in effect covering any Receivable transferred or to be transferred by such Seller to Funding hereunder or any Contract or Related Security or Collections with respect thereto is on file in any recording office, except those filed in favor of the Facility Agent relating to the Purchase Agreement.

          (h) The chief place of business and chief executive office of such Seller are located at 1111 Park Centre Road, Suite 300, Miami, Florida 33169.

          (i) Neither such Seller nor any Affiliate of such Seller has any direct or indirect ownership or other financial interest in the Facility Agent or Purchaser.

          (j) Funding has purchased each outstanding Receivable to be transferred hereunder by such Seller and shall have paid to such Seller in cash, on the date of effectiveness of such purchase, an amount at least equal to the fair market value of such Receivable as determined by Funding and such Seller computed by subtracting from the face amount of such Receivable, a discount that reflects (among other things) the cost to Funding of owning such Receivable (including, without limitation, Funding's cost of funding its purchase of such Receivable) and the estimated costs (taking into account collection risks) of collection of such Receivable. Each such purchase shall not have been made for or on account of an antecedent debt owed by such Seller to Funding and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. (section) 101 et seq.), as amended, or any successor statute.

     Section 7. Rights of Funding. (a) In addition to the obligations of the Sellers under Section 2(i), Each Seller shall at Funding's request segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to Funding and shall remit, promptly upon receipt, all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Facility Agent or its designee.

     (b) Each Seller shall at Funding's request, at such Seller's expense, notify at any time the Obligors of, or Related Insurers relating to, Pool Receivables, or any of them, of the ownership of the Transferred Property and direct such Obligors, or any of them, that payments of amounts payable under Pool Receivables be made directly to the Facility Agent or its designee.

     (c) Each Seller hereby authorizes Funding to take any and all steps in such Seller's name and on behalf of such Seller, Funding and Purchaser, necessary or desirable in the determination of Funding, and in compliance with all applicable laws, rules and regulations, to collect all amounts due under Pool Receivables transferred by such Seller to Funding hereunder, including, without limitation, endorsing such Seller's name on checks and other instruments representing Collections, enforcing such Pool Receivables and the Related Security and the related Contracts, and adjusting, settling or compromising the amount or payment thereof, in the same manner and to the same extent as such Seller might have done.

     Section 8. Further Assurances. Each Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Facility Agent may at its election, reasonably request in order to perfect, protect or more fully evidence the sales of Receivables by such Seller to Funding hereunder, or to enable any of them or the Facility Agent or any Agent to exercise or enforce any of their respective rights under the Purchase Agreement or the other Purchase Documents or hereunder. Without limiting the generality of the foregoing, each Seller will, upon the request of the Facility
Agent: (i) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary, or as the Facility Agent may reasonably request, in order to perfect, protect or evidence such sales hereunder; (ii) in accordance with applicable law and pursuant to the instructions of the Facility Agent, exercise any power of attorney granted in favor of such Seller (or Funding, whether or not through such Seller) by any Obligor under any Contract or otherwise; and (iii) mark its master data processing records evidencing Receivables transferred by such Seller to Funding hereunder and related Contracts and Related Security with a legend similar to the legend set forth in Section 5.1(j) of the Purchase Agreement (treating Funding as Purchaser and substituting this Agreement for the Purchase Agreement). Each Seller hereby authorizes Funding to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relating to all or any of the Receivables transferred or to be transferred by it to Funding hereunder and the Contracts, Related Security and Collections with respect thereto now existing or hereafter arising without the signature of such Seller where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering all or and of such Receivables and the Contracts, Related Security and Collections with respect thereto shall be sufficient as a financing statement where permitted by law. If any Seller fails to perform any agreement contained herein, Funding may itself perform, or cause performance of, such agreement, and the expenses of Funding incurred in connection therewith shall be payable by such Seller.

     Section 9. Indemnification. Without limiting any other rights which Funding may have hereunder or under the Purchase Agreement or under applicable law, each Seller hereby agrees to indemnify Funding from and against any and all claims, losses and liabilities actually incurred by Funding as a result of a demand for a comparable amount from Funding by any Indemnified Party or Parties under
Section 12.1 of the Purchase Agreement (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "Indemnified Amounts") growing out of or resulting from or relating to this Agreement or the Purchase Agreement or such Seller's use of proceeds of Purchases or reinvestments or in respect of any Receivable transferred or to be transferred by such Seller to Funding hereunder or any Contract or Related Security in respect thereof, excluding, however, in the case of Indemnified Amounts resulting from any such demand by any such Indemnified Party, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse (except as otherwise specifically provided in this Agreement or the Purchase Agreement) for uncollectible Receivables or Related Security, or (c) any income taxes incurred by such Indemnified Party arising out of or as a result of this Agreement, the Purchase Agreement, or any other Purchase Documents or in respect of any Receivable or any Contract or Related Security. Without limiting or being limited by the foregoing, each Seller shall pay on demand to Funding any and all amounts necessary to indemnify Funding from and against any and all Indemnified Amounts relating to or resulting from:

          (i) any Receivable transferred by such Seller to Funding hereunder which is not on the date of such transfer an Eligible Receivable or which thereafter ceases to be an Eligible Receivable:

          (ii) reliance on any representation or warranty made (including without limitation pursuant to Section 3.2 of the Purchase Agreement) by or on behalf of such Seller (or any of its officers) under or in connection with this Agreement or the Purchase Agreement or any other document delivered under this Agreement or the Purchase Agreement (including without limitation any Purchaser Report or Insurance Carrier Exposure Report) which shall have been incorrect when made;

          (iii) the failure by such Seller to comply with any applicable law, rule or regulation with respect to any Receivable transferred or to be transferred by it to Funding hereunder or the related Contract or any Related Security in respect thereof, or the nonconformity of any such Receivable or the related Contract or any such Related Security with any such applicable law, rule or regulation;

          (iv) the failure to vest in Funding a first priority perfected ownership interest in the Receivables transferred or to be transferred by such Seller to Funding hereunder and the Related Security and Collections in respect thereof, free and clear of any Adverse Claim;

          (v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables transferred or to be transferred by such Seller to Funding hereunder and the Related Security and Collections in respect thereof, whether at the time of any Purchase or reinvestment or at any subsequent time;

          (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable transferred or to be transferred by such Seller to Funding hereunder and in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from any insurance policy related to such Receivable or the furnishing or failure to furnish such insurance policy;

          (vii) any failure of such Seller, if applicable at such time, as Collection Agent or otherwise, to perform its duties or obligations in accordance with the provisions of Article VI of the Purchase Agreement, or any failure of such Seller to perform its duties or obligations under any Contract or under this Agreement or any other document furnished under this Agreement or the Purchase Agreement;

          (viii) any third party investigation, litigation or proceeding related to this Agreement or the Purchase Agreement or any other document furnished under this Agreement or the Purchase Agreement or such Seller's use of proceeds of Purchases or reinvestments or the ownership of the Purchased Interest or in respect of any Receivable transferred or to be transferred by such Seller to Funding hereunder or any Related Security or Contract in respect thereof;

          (ix) the commingling of Collections of Receivables transferred or to be transferred by such Seller to Funding or the Collection Agent hereunder at any time with other funds;

          (x) any claim by any Assignee;

          (xi) during any period during which, and to the extent, such Seller is the Collection Agent, or a subcontracting agent of the Collection Agent, any cancellation of any insurance policy in such a manner (due to timing or otherwise) that would cause the unearned or return premiums related thereto to be less than those premiums otherwise returnable upon proper and timely cancellation of such policy in accordance with the applicable Credit and Collection Policy; or

          (xii) any civil or criminal penalty or other liability, or any sale, forfeiture or loss of any of the property, rights or interests covered hereunder, arising out of or in connection with the non-payment of taxes, assessments or other governmental charges imposed upon such Seller or its property.

     Section 10. Amendment. No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Seller herefrom, shall in any event be effective unless the same shall be in writing and signed by Funding and the Facility Agent, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment shall be effective against any Seller unless the same shall be in writing and signed by such Seller.

     Section 11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each Seller and Funding, and their respective successors and assigns, except that no Seller shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Facility Agent. This Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Collection Date. All representations and warranties and covenants shall survive the conveyance of the Transferred Property hereunder and Funding's conveyance of the Transferred Property to the Facility Agent.

     Section 12. No Waiver; Remedies. No failure on the part of Funding or the Facility Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 13. Entire Agreement. This Agreement comprises the complete and integrated agreement of the parties on the subject matters hereof and, except as otherwise provided herein, supersedes all prior agreements, written or oral, in the subject matters hereof.

     Section 14. Conveyance of Receivables and Transferred Property by Funding. Each Seller acknowledges that Funding intends, pursuant to the Purchase Agreement, to convey the Receivables and the other Transferred Property, together with its rights under this Agreement, to the Facility Agent for the benefit of itself, Purchaser and the other Indemnified Parties. Each Seller acknowledges and consents to such conveyance and waives any further notice thereof and covenants and agrees that the representations, warranties and covenants of the Sellers contained in this Agreement and the rights of Funding hereunder are intended to benefit the Facility Agent, Purchaser and the other Indemnified Parties. In furtherance of the foregoing, the Sellers covenant and agree to perform their respective duties and obligations hereunder for the benefit of the Facility Agent and that, notwithstanding anything to the contrary in this Agreement, the Sellers shall be directly liable to the Facility Agent (without regard to any failure by the Collection Agent or Funding to perform their respective duties and obligations hereunder or under the Purchase Agreement) and that the Facility Agent may enforce directly the duties and obligations of the Sellers under this Agreement against the Sellers for the benefit of itself, Purchaser and the other Indemnified Parties without the consent or joinder of Funding.

     Section 15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the perfection or the effect of non-perfection of the interests of Funding, or remedies hereunder, in respect of the Receivables, any Related Security or any Collections in respect thereof, are governed by the laws of a jurisdiction other than the State of New York. The acknowledgment attached hereto is incorporated in and made a part of this Note by this reference.

     Section 16. Costs and Expenses. The Sellers will pay all expenses incident to the performance of its obligations under this Agreement and the Sellers, as joint and several obligors, agree to pay all reasonable out-of-pocket costs and expenses of Funding and the Facility Agent, including fees and expenses of counsel, in connection with the perfection as against third parties of Funding's or the Facility Agent's right, title and interest in and to the Transferred Property and the enforcement of any obligations of the Sellers hereunder.

     Section 17. Counterparts; Severability. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     Section 18. Nonpetition Covenant. Each Seller agrees that it shall not petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against Funding under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of Funding or any substantial part of its property, or ordering the winding up or liquidation of the affairs of Funding.

     IN WITNESS WHEREOF, the parties have caused this Receivables Origination Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                            Very truly yours,

                                            GOLD COAST FINANCE, INC.


                                            By:
                                                -------------------------------
                                                Stephen E. Michaelson
                                                Vice President



                                            NATIONAL-WIDE PREMIUM
                                            FINANCE CORPORATION


                                            By:
                                                -------------------------------
                                                Stephen E. Michaelson
                                                Vice President



                                            CONTRACT FUNDING CORP.


                                            By:
                                                -------------------------------
                                                Stephen E. Michaelson
                                                Vice President


ACKNOWLEDGED AND AGREED:

SUNAMERICA FINANCIAL RESOURCES, INC.


By:
   ----------------------------------
   Lawrence M. Goldman
   Senior Vice President

                                    EXHIBIT G

                             [FORM OF USA GUARANTY]

                                  USA GUARANTY


         THIS GUARANTY ("Guaranty") is executed as of September 18, 1996 by USA Finance, Inc., a Delaware corporation ("Guarantor") in favor of SunAmerica Financial Resources, Inc. ("SAFR"), a Delaware corporation, as Purchaser and, in its capacity as agent for Purchaser, Facility Agent, and the Indemnified Parties (the Purchaser, Facility Agent and Indemnified Parties are collectively referred to as the "Guaranteed Persons" and individually as a "Guaranteed Person").

                             PRELIMINARY STATEMENTS

         A. Contract Funding Corp., as Seller, Gold Coast Finance, Inc. ("Gold Coast") and SAFR are entering into a Receivables Purchase and Sale Agreement (as amended, supplemented or otherwise modified from time to time, the "Purchase Agreement") dated as of September 18, 1996, pursuant to which, subject to the terms and conditions thereof, Purchaser will purchase Receivables and Gold Coast will act as initial Collection Agent (for purposes of this Guaranty, "Collection Agent" shall mean Gold Coast or any affiliate of Gold Coast which may succeed Gold Coast as Collection Agent).

         B. Seller, Gold Coast and National-Wide Premium Finance Corporation ("National-Wide") are entering into a Receivables Origination Agreement (the "Origination Agreement") dated as of September 18, 1996, pursuant to which, subject to terms and conditions thereof, Originators will sell Receivables to Seller and perform other duties with respect to the Receivables.

         C. Guarantor is the owner of 100% of the capital stock of each of Gold Coast and National-Wide and will receive substantial direct and indirect benefits from the transactions contemplated by the Purchase Agreement and other Purchase Documents.

         D. It is a condition precedent to the purchase of the Receivables that Guarantor executes this Guaranty and delivers it to the Facility Agent for the benefit of the Guaranteed Persons.

         In consideration of the execution of the Purchase Agreement by SAFR, and the purchase of the Receivables by the Purchaser, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor agrees as follows:

         1. Definitions. Unless otherwise defined in this Guaranty, all capitalized terms used in this Guaranty, including the opening paragraph and Preliminary Statements hereof, shall have the meanings ascribed to such terms in the Purchase Agreement.

         2. Guaranty of Obligations. Guarantor absolutely, irrevocably and unconditionally guarantees the full and timely payment and performance of: (a) all of the obligations of Collection Agent under the Purchase Agreement including without limitation (i) the servicing, administering and collecting of the Receivables pursuant to the Purchase Agreement on behalf of the Purchaser and any Assignees and the making of deposits and remittances required by Collection Agent to the Collection Account, and (ii) the payment of all amounts and indemnities payable by the Collection Agent pursuant to the Purchase Agreement; and (b) all of the obligations of Gold Coast and National-Wide under the Origination Agreement and other Purchase Documents (collectively, the "Obligations").

         3. Validity of Obligations; Irrevocability. Guarantor agrees that its obligations under this Guaranty shall be unconditional, irrespective of (i) the validity, enforceability, discharge, disaffirmance, settlement or compromise (by any Person including a trustee in bankruptcy or other similar official) of the Obligations or of the Purchase Agreement, (ii) the absence of any attempt to collect the Obligations from Collection Agent, Gold Coast, National-Wide or any guarantor or other Person, (iii) the waiver or consent by any Guaranteed Person with respect to any provision of any instrument or agreement evidencing the Obligations, (iv) any change of the time, manner or place of payment or performance, or any other term of any of the Obligations, (v) any law, regulation or order of any jurisdiction affecting any term of any of the Obligations or rights of any Guaranteed Person with respect thereto, (vi) the failure by Facility Agent or any Person to take any steps to perfect and maintain perfected its interest in the Receivables or other property acquired by the Facility Agent from the Seller or any security or collateral related to the Obligations, (vii) the commencement of any bankruptcy, insolvency or similar proceeding with respect to Collection Agent, Gold Coast or National-Wide or
(viii) any legal or equitable discharge or defense of a guarantor. Guarantor agrees that no Guaranteed Person shall be under any obligation to marshall any assets in favor of or against or in payment of any or all of the Obligations. Guarantor further agrees that, to the extent that Collection Agent, Gold Coast or National-Wide makes a payment or payments to any Guaranteed Person, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to such payor, its estate, a trustee, receiver or any other party, including without limitation, Guarantor, under any bankruptcy, insolvency or similar state or federal law, or otherwise, then to the extent of such payment or repayment, the Obligations or part thereof which has been paid, reduced or satisfied by such amount shall be automatically reinstated and continued in full force and effect, without further action or notice, as of the date such initial payment, reduction or satisfaction occurred. Guarantor waives all presentments, demands for performance, notices of dishonor and notices of acceptance of this Guaranty. Guarantor agrees that its obligations under this Guaranty shall be irrevocable.

         4. Representations and Warranties. Guarantor hereby represents and warrants to each of the Guaranteed Persons as follows:

            (a) Organization, etc. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has full corporate power, authority and legal right to own or lease all of its properties and assets, to carry on its business as it is now being conducted and to execute, deliver and perform this Guaranty. Guarantor is duly qualified as a foreign corporation in good standing under the laws of each other jurisdiction in which the nature of its business requires such qualification and in which failure to so qualify would render this Guaranty unenforceable or would have an adverse effect on such Guarantor's ability to perform its obligations under this Guaranty.

            (b) Authorization; Valid Agreement. The execution, delivery and performance of this Guaranty have been duly authorized by all required corporate or other action on the part of Guarantor, and this Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

            (c) No Conflicts. The execution, delivery and performance by Guarantor of this Guaranty does not and will not (a) contravene its charter or by-laws, (b) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Guarantor; (c) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Guarantor is a party or by which it or its properties may be bound or affected or (d) result in, or require, the creation or imposition of any lien upon or with respect to any of the properties now owned or hereafter acquired by Guarantor.

            (d) No Proceedings. There are no proceedings or investigations pending, or, to the best knowledge of Guarantor, threatened against Guarantor before any governmental authority (i) asserting the invalidity of this Guaranty,
(ii) seeking to prevent the consummation of the transactions contemplated by this Guaranty, (iii) seeking any determination or ruling that would adversely affect the performance by Guarantor of its obligations under this Guaranty or
(iv) seeking any determination or ruling that would adversely affect the validity or enforceability of this Guaranty.

         5. Covenants. Guarantor shall not and shall not permit any of its subsidiaries to (i) directly or indirectly, order, pay, make or set apart any sum for any prepayment or redemption of any kind of any Permitted Subordinated Debt, except regularly scheduled interest and principal payments as and when due, or (ii) upon the occurrence of a default under the Note or any event which permits any Guaranteed Person to demand payment hereunder make any payment of any kind, whether for principal, interest or otherwise, with respect to any of the Permitted Subordinated Debt. Guarantor shall deliver to SAFR upon execution of this Guaranty, a complete list of the names and addresses of each holder of Permitted Subordinated Debt and within 10 days of any issuance of Permitted Subordinated Debt or notice of any change in the name or address of any holder or representative of Permitted Subordinated Debt, shall deliver to SAFR an updated and complete list of holders (and any representative of any holder) of Permitted Subordinated Debt.

         6. Independent Obligations. The obligations of Guarantor hereunder are undertaken as primary obligor, jointly and severally with, and independently of, the obligations of Collection Agent, Gold Coast, National-Wide or any other obligor, guarantor or Person, and action or actions may be brought or prosecuted directly against Guarantor whether or not action is brought first or at all against Collection Agent, Gold Coast, National-Wide or any other obligor, guarantor or Person, against any collateral security or any other circumstance whatsoever, and whether or not Collection Agent, Gold Coast, National-Wide or any other obligor, guarantor or Person is joined in any such action or actions, or any claims or demands are made or are not made, or any action is taken on or against Collection Agent, Gold Coast, National-Wide any other obligor, guarantor or Person or any collateral security or otherwise.

         7. Waivers. Without limiting any other provision hereof, to the fullest extent permitted by applicable law, Guarantor hereby waives: (i) any defense arising by reason of any invalidity or unenforceability of Collection Agent's, Gold Coast's, or National-Wide's obligations in respect of the Purchase Agreement and the Purchase Documents, any manner in which any Guaranteed Person has exercised (or not exercised) its rights and remedies under the Purchase Agreement and the Purchase Documents, or any cessation from any cause whatsoever of the liability of the Collection Agent, Gold Coast, National-Wide or any other obligor, guarantor or Person; (ii) all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of the Purchase Agreement and the Purchase Documents;
(iii) any release of collateral security provided under the Purchase Agreement or other Purchase Documents; (iv) notice of any indulgences, extensions, consents or waivers given to Collection Agent, Gold Coast, National-Wide or any other obligor, guarantor or Person, notice of the occurrence of any potential default or Event of Default under the Purchase Agreement or default or event of default (or the like) under any of the Purchase Documents, or other notice of any kind whatsoever; (v) any right or claim of right to cause any Guaranteed Person to proceed against Collection Agent, Gold Coast, National-Wide or any other obligor, guarantor or Person in any particular order, to proceed against or exhaust any collateral security held by any Guaranteed Person at any time or to pursue any other right or remedy whatsoever at any time; (vi) any requirement of diligence or promptness on any Guaranteed Person's part in (X) making any claim or demand on or commencing suit against Collection Agent, Gold Coast, National-Wide or any other obligor, guarantor or Person, and (Y) otherwise enforcing any Guaranteed Person's rights in respect of the Purchase Agreement or the Purchase Documents; and (vii) any duty of any Guaranteed Person to advise Guarantor of any information known to any Guaranteed Person regarding the financial condition of Collection Agent, Gold Coast, National-Wide or any other circumstance, it being agreed that Guarantor assumes responsibility for being and keeping informed of such condition or any such circumstance.

         Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law, Guarantor specifically waives all defenses Guarantor may have based upon any election of remedies by any Guaranteed Person which destroys Guarantor's rights to proceed against Collection Agent, Gold Coast, National-Wide or any other obligor, guarantor or Person for reimbursement, contribution or otherwise, including any loss of rights that it may suffer by reason of any rights, powers, remedies or defenses of Collection Agent, Gold Coast or National-Wide in connection with any laws limiting, qualifying or discharging indebtedness of or remedies against Collection Agent, Gold Coast or National-Wide, and Guarantor hereby agrees not to exercise or pursue, so long as any of the

Obligations remain unsatisfied, any right to reimbursement, subrogation, or contribution from Collection Agent, Gold Coast or National-Wide in respect of payments hereunder.

         8. Significance of Waivers. Guarantor represents, warrants and agrees that each of the waivers set forth herein are made with such Guarantor's full knowledge of their significance and consequences, with the understanding that events giving rise to any defense waived may diminish, destroy or otherwise adversely affect rights which such Guarantor otherwise may have against Collection Agent, Gold Coast, National-Wide or any other obligor, guarantor or Person, or against collateral, and that under the circumstances the waivers are reasonable.

         9. Nonpetition Covenant. Guarantor shall not petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

         10. Governing Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

         11. Jurisdiction; Jury Trial Waiver; Agent for Service of Process. Guarantor hereby irrevocably consents that any legal action or proceeding against it or any of its property arising out of or in any way connected herewith may be instituted in any state or United States federal court located in the State of New York, and by execution and delivery hereof, Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of the aforesaid courts in any such legal action or proceeding, and to service of process out of such courts by registered mail. Guarantor hereby waives trial by jury.

         12. Counterparts. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, this Guaranty has been duly executed by Guarantor as of the date and year first above written.

                                            USA FINANCE, INC.,
                                             as Guarantor


                                            By:_______________________________
                                               Stephen E. Michaelson
                                               Chief Executive Officer



Acknowledged and accepted:

SUNAMERICA FINANCIAL RESOURCES, INC.


By:_________________________________________
           Lawrence M. Goldman
           Senior Vice President

                                    EXHIBIT H

                          FORM OF CONSENT AND AGREEMENT


                                                 Dated:  ________________, 1996

GOLD COAST FINANCE, INC.
1111 Park Centre Road
Suite 300
Miami, Florida 33169

NATIONAL-WIDE PREMIUM FINANCE CORP.
1111 Park Centre Road
Suite 300
Miami, Florida 33169


Ladies and Gentlemen:

     We hereby notify you that we have assigned and pledged to SunAmerica Financial Resources, Inc. as facility agent (together with its successors and assigns from time to time, the "Facility Agent") for the benefit of itself, affiliates, assigns and participants from time to time, and certain other beneficiaries from time to time (collectively the "Purchaser"), and have granted to the Facility Agent for the benefit of itself and the Purchaser from time to time a security interest in and to, all of our right, title and interest in and to the following (collectively the "Collateral"):

          (1) the Receivables Origination Agreement dated as September 18, 1996, as the same may be amended, supplemented or otherwise modified from time to time (the "Origination Agreement," the terms defined therein being used herein as therein defined), from each of you to us (together with our successors and assigns, "Funding");

          (2) all rights to receive moneys due and to become due under or pursuant to the Origination Agreement;

          (3) the right to perform under the Origination Agreement and to compel performance and otherwise exercise all remedies thereunder; and

          (4) all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds which constitute property of the types described in clauses (1) through (3) above).

     In connection with the assignment, pledge and grant described above, we hereby irrevocably instruct you, and by your execution in the space provided on the last page hereof you hereby agree for the benefit of the Facility Agent and the Purchaser, as follows:

          (a) You shall make (i) all payments to be made by you to Funding under paragraph 9 of the Origination Agreement directly to the Facility Agent by payment to the account (account number 0601001020540) of the Facility Agent maintained at the office of SunTrust Bank, Miami, N.A. or otherwise in accordance with the instructions of the Facility Agent and (ii) all other payments to be made by you under the Origination Agreement (including, without limitation, payments under paragraph 3 of the Origination Agreement) in accordance with the provisions of the Origination Agreement.

          (b) All payments to be made by you to Funding or Facility Agent under or in connection with the Origination Agreement shall be made by you irrespective of, and without deduction for, any counterclaim, defense, recoupment or set-off, and shall be final, and you will not seek to recover from Funding, the Facility Agent or Purchaser for any reason any such payment once made.

          (c) The Facility Agent shall be entitled, as and to the extent agreed among the Purchaser and the Facility Agent, to exercise any and all of our rights and remedies under the Origination Agreement, including without limitation our rights, if any, to make requests, demands for payment and other demands, determinations and designations, to amend, supplement or modify, to give consents or waivers, and to deliver notices to you, and to receive notices, requests, reports and other information to be delivered by you, from time to time thereunder; and you shall in all respects comply with and perform in respect of such exercise. Neither the Facility Agent nor Purchaser shall have any obligation or liability with respect to any of our obligations under the Origination Agreement.


     In order to induce Purchaser to purchase interests from time to time in Receivables, by execution of this letter you hereby acknowledge and agree:

          (i) You hereby reaffirm for the benefit of the Facility Agent and the Purchaser the representations and warranties made by you in paragraph 6 of the Origination Agreement.

          (ii) The Origination Agreement is (A) the legal, valid and binding obligation of each party thereto enforceable against you and each other party thereto in accordance with its terms, in each case except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, and other similar laws affecting creditors' rights generally or by general principles of equity, and (B) in full force and effect, and payments by you that are payable at any time to the Facility Agent are not subject to any dispute, offset, counterclaim or defense whatsoever.

     Upon your execution in the space provided below, this letter shall be binding upon you and your successors, and shall inure to the benefit of the Facility Agent and the Purchaser and their respective successors, transferees and assigns from time to time. This letter shall be governed by and construed in accordance with the laws of the State of New York.


     Please consent to the pledge, assignment and grant described in the first paragraph hereof, and agree to the provisions of this letter, by signing in the space provided below on two of the enclosed copies hereof and send both signed copies to the Facility Agent at its address at 15303 Ventura Blvd., Suite 1600, Sherman Oaks, California 91403, Attention: Thomas N. Hansen.

                                            Very truly yours,

                                            CONTRACT FUNDING CORP.


                                            By:
                                                -------------------------------
                                                Stephen E. Michaelson
                                                Vice President

Each of the undersigned
consents to the pledge,
assignment and grant and
agrees to the above provisions
as of the date first above written:

GOLD COAST FINANCE, INC.


By:
    ------------------------------
    Stephen E. Michaelson
    Vice President



NATIONAL-WIDE PREMIUM FINANCE CORPORATION


By:
    ------------------------------
    Stephen E. Michaelson
    Vice President